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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                        SENTEX SENSING TECHNOLOGY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Shares, without par value

     (2) Aggregate number of securities to which transaction applies: 109,184,594

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the aggregate of the cash and the value of securities (other than its own) and other property to be received by the registrant. The value of the securities to be received was based on the average of the bid and asked price for the securities on May 10, 2000.

     $2,070,077

     (4) Proposed maximum aggregate value of transaction: $2,070,077

     (5) Total fee paid: $415

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:
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

                        SENTEX SENSING TECHNOLOGY, INC.

                                  June 2, 2000

Dear Shareholder:

     I am pleased to forward to you the enclosed proxy statement for the Special Meeting of Shareholders of Sentex Sensing Technology, Inc. to be held on Tuesday, June 27, 2000, at 10:00 a.m., Eastern Standard Time, at our corporate offices located at 1801 East 9th Street, Suite 1510, Cleveland, Ohio 44114, to consider and act upon the proposals set forth in the enclosed Notice of Special Meeting of Shareholders. Please review and consider the enclosed materials carefully.

     Among other things, you will be asked to consider and vote on a proposal to approve the Asset Purchase Agreement, dated March 14, 2000, pursuant to which substantially all of the assets of Monitek Technologies, Inc., a wholly owned subsidiary of Sentex, and its subsidiary, Monitek GmbH, will be sold to Metrisa, Inc. and Metrisa GmbH. In consideration for the assets, Metrisa, Metrisa GmbH will transfer to Sentex 160,000 shares of common stock of Metrisa, pay to Sentex approximately $1,500,000, subject to adjustment as set forth in the asset purchase agreement, and, upon certain conditions, make royalty payments. The non-stock consideration will be paid by the assumption of various liabilities, in cash, and in the form of a promissory note.

     At the meeting, in addition to approving the asset purchase agreement, you will be asked to elect five directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.

     Your board of directors has carefully considered the terms of the asset purchase agreement and has determined that its approval is in the best interests of Sentex and its shareholders. The board of directors strongly supports the sale of assets and the election of the five nominees as directors and recommends that you vote in favor of the proposal to approve the asset purchase agreement and for the election of each of the nominees for director.

                                            Very truly yours,

                                            /s/ Robert S. Kendall

                                            ROBERT S. KENDALL
                                            Chairman and Chief Executive Officer

     Proxy statement dated June 2, 2000 and first mailed to shareholders on or about June 2, 2000.

                        SENTEX SENSING TECHNOLOGY, INC.
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 27, 2000
                             ---------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Sentex Sensing Technology, Inc., a New Jersey corporation ("Sentex"), will be held at our corporate offices located at 1801 East 9th Street, Suite 1510, Cleveland, Ohio 44114, on Tuesday, June 27, 2000, at 10:00 a.m., Eastern Standard Time, for the following purposes:

        1. To vote on a proposal to approve the Asset Purchase Agreement, dated as of March 14, 2000, by and among Metrisa, Inc., a Delaware corporation ("Metrisa"), Metrisa GmbH, a German company and a wholly owned subsidiary of Metrisa ("Metrisa GmbH"), Sentex, Monitek Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of Sentex ("Monitek"), Monitek GmbH, a German company and a wholly owned subsidiary of Monitek ("Monitek GmbH"), and, solely with respect to certain provisions, CPS Capital Ltd., an Ohio limited liability company, pursuant to which Monitek and Monitek GmbH will sell substantially all of their assets to Metrisa and Metrisa GmbH.

        2. To elect five directors to serve until the next annual meeting and until their respective successors are elected and qualified.

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record on May 25, 2000 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. More detailed information concerning each proposal is set forth in the accompanying proxy statement and the appendix thereto.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE ASSET PURCHASE AGREEMENT AND FOR THE ELECTION OF THE FIVE PERSONS NOMINATED BY SENTEX TO SERVE AS DIRECTORS.

                                            By Order of the Board of Directors

                                            /s/ Peggy Nutaitis
                                            Peggy Nutaitis, Secretary
June 2, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY (i) DULY EXECUTING A LATER-DATED PROXY RELATING TO THE SAME SHARES AND DELIVERING IT TO THE SECRETARY OF SENTEX SENSING TECHNOLOGY, INC. PRIOR TO THE TAKING OF THE VOTE AT THE SPECIAL MEETING; (ii) FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF SENTEX SENSING TECHNOLOGY, INC. PRIOR TO THE TAKING OF THE VOTE AT THE SPECIAL MEETING; OR
(iii) ATTENDING THE SPECIAL MEETING AND VOTING YOUR SHARES IN PERSON.

                            YOUR VOTE IS IMPORTANT.
              TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE
                 THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................     1
QUESTIONS AND ANSWERS.......................................     4
THE SPECIAL MEETING.........................................     6
  General...................................................     6
  Record Date and Voting....................................     6
  Vote Required.............................................     6
  Voting and Revocation of Proxies..........................     7
  Solicitation of Proxies...................................     7
SALE OF ASSETS PROPOSAL.....................................     7
  The Sale of Assets........................................     7
     Background of the Sale of Assets.......................     7
     Recommendation of the Board of Directors and Reasons
      for the Sale of Assets................................    10
     Anticipated Operations of Sentex Following the Sale of
      Assets................................................    11
     Use of Proceeds........................................    11
     Interests of Certain Persons in the Sale of Assets.....    11
  The Asset Purchase Agreement..............................    11
     Sale of Assets.........................................    11
     Assumed Liabilities....................................    11
     Purchase Price; Purchase Price Adjustments.............    11
     Representations and Warranties.........................    12
     Covenants..............................................    13
     Conditions to the Sale of Assets.......................    14
     No Solicitation or Negotiation.........................    16
     Termination............................................    16
     Indemnification........................................    18
     Accounting Treatment...................................    19
  Regulatory Approvals......................................    19
  Federal Income Tax Considerations of the Sale of Assets...    19
  The Companies.............................................    19
     Sentex's Business......................................    19
     Metrisa's Business.....................................    19
  Appraisal Rights..........................................    20
ELECTION OF DIRECTORS.......................................    20
  Nominees for Election at the Special Meeting..............    20
EXECUTIVE COMPENSATION......................................    22
  Summary Compensation Table................................    22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    22
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    23
ADDITIONAL INFORMATION......................................    24
  Experts...................................................    24
  Independent Public Accountants............................    24
  Other Matters.............................................    24
Asset Purchase Agreement................................Appendix A

                               SUMMARY TERM SHEET

Sentex Sensing Technology, Inc.
1801 East 9th Street, Suite 1510
Cleveland, Ohio 44114
(216) 687-0287............................  Sentex, through its Monitek subsidiary, is a manufacturer and marketer of environmental and process
                                            control instrumentation to monitor and analyze fluids in
                                            the petrochemical, refining, beverage and other
                                            industries.
Metrisa, Inc.
25 Wiggins Avenue
Bedford, Massachusetts 01730
(781) 275-3705............................  Metrisa is a product development, manufacturing and contract test services company that specializes in
                                            manufacturing instruments and providing test services
                                            for measuring the properties of a wide variety of
                                            materials, liquids and gases.
Time and Place of Shareholder Meeting.....  The special meeting will be held at our corporate offices located at 1801 East 9th Street, Suite 1510,
                                            Cleveland, Ohio 44114 on Tuesday, June 27, 2000, at
                                            10:00 a.m., Eastern Standard Time. See "The Special
                                            Meeting -- General."
Proposals.................................  At the meeting you will consider and vote:
                                            - on a proposal to approve the asset purchase agreement
                                            by and among Metrisa, Metrisa GmbH, Sentex, Monitek,
                                              Monitek GmbH, and, solely with respect to certain
                                              provisions, CPS Capital Ltd.
                                            - to elect five directors of Sentex to serve until the
                                            next annual meeting and until their respective
                                              successors are elected and qualified.
                                            See "The Special Meeting -- General."
Voting and Revocation of Proxies..........  You can vote at the special meeting if you owned common shares at the close of business on May 25, 2000. You
                                            will be entitled to cast one vote for each share you
                                            owned at that time. See "The Special Meeting -- Record
                                            Date and Voting."
                                            The sale of assets proposal requires the affirmative
                                            vote of a majority of the votes cast at the special
                                            meeting. New Jersey law provides that the candidates
                                            receiving the greatest number of votes in the election
                                            of directors will be elected. See "The Special
                                            Meeting -- Vote Required."
                                            You can vote your shares by attending the special
                                            meeting and voting in person, or by marking the enclosed
                                            proxy card with your vote, signing it and returning it
                                            in the enclosed return envelope. You can revoke your
                                            proxy as late as the date of the special meeting by
                                            taking the actions described under the caption "The
                                            Special Meeting -- Voting and Revocation of Proxies."
                                            Simply attending the meeting will not revoke your proxy.
                                            CPS is the principal shareholder of Sentex and has the
                                            power to direct the vote of approximately 43.7% of the
                                            common shares. CPS has agreed to vote in favor of the
                                            sale of assets proposal and has expressed an intention
                                            to vote for the election of the five nominees for
                                            director. As of May 25, 2000, CPS and Sentex's
                                            directors, officers and their other affiliates were
                                            entitled to vote

                                            48,560,752 common shares, which represented
                                            approximately 44.5% of the outstanding common shares.
                                            Your vote is very important. Please sign, date and
                                            return the proxy card as soon as possible.
Recommendation of the Board of
Directors.................................  The board of directors recommends that you vote:
                                            - FOR the sale of assets proposal.
                                            - FOR the election of the five persons who have been
                                            nominated for election as directors.
                                            The reasons for the board's recommendation with respect
                                            to the sale of assets are set forth in "Sale of Assets
                                            Proposal -- The Sale of Assets -- Recommendation of the
                                            Board of Directors and Reasons for the Sale of Assets."
Sale of Assets............................  Under the terms of the asset purchase agreement, Metrisa and Metrisa GmbH will purchase substantially all of the
                                            assets of Monitek and Monitek GmbH and assume some
                                            specified liabilities of Monitek and Monitek GmbH. In
                                            consideration for the transfer of assets, Metrisa and
                                            Metrisa GmbH will issue 160,000 shares of Metrisa common
                                            stock to us, pay to us approximately $1,500,000, subject
                                            to adjustment under circumstances set forth in the asset
                                            purchase agreement, and, upon certain conditions, make
                                            royalty payments. This non-stock consideration will be
                                            paid by the assumption of various liabilities, in cash,
                                            and in the form of a promissory note. See "Sale of
                                            Assets Proposal -- The Asset Purchase Agreement."
No Funds Available for Payment to
Shareholders..............................  Due to outstanding liabilities, no portion of the proceeds from the sale of assets will be available for
                                            distribution to shareholders. See "Sale of Assets
                                            Proposal -- The Sale of Assets -- Use of Proceeds."
No Solicitation...........................  We have agreed not to solicit an acquisition proposal from a third party. We have also agreed not to take part
                                            in any discussions regarding an unsolicited acquisition
                                            proposal. We may respond to a superior proposal if our
                                            board of directors determines in good faith, and upon
                                            the written advice of counsel, that it is required to do
                                            so in the exercise of its fiduciary duties. If we
                                            terminate the agreement upon receipt of a superior
                                            proposal, we are required to pay a termination fee. See
                                            "Sale of Assets Proposal -- The Asset Purchase
                                            Agreement -- No Solicitation or Negotiation."
Conditions to Closing.....................  The asset purchase agreement contains various conditions to closing, including, without limitation, the retention
                                            of various key employees by Metrisa and Metrisa GmbH and
                                            shareholder approval of the sale of assets. See "Sale of
                                            Assets Proposal -- The Asset Purchase
                                            Agreement -- Conditions to the Sale of Assets."
Termination...............................  The asset purchase agreement may be terminated by the mutual written consent of the parties. In addition, a
                                            party may terminate the asset purchase agreement if:
                                            - the other party breaches in any material respect any
                                            of its obligations, covenants or agreements under the
                                              asset purchase agreement and fails to cure the breach
                                              or failure within the specified time period;

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

                                            - if any of the representations and warranties of the
                                            other party are not true in any material respect and
                                              that party fails to correct that misrepresentation
                                              within the specified time period; or
                                            - if the conditions to the other party's obligations
                                            under the asset purchase agreement become incapable of
                                              satisfaction.
                                            Sentex may terminate the asset purchase agreement if it
                                            receives a superior proposal. See "Sale of Assets
                                            Proposal -- The Asset Purchase
                                            Agreement -- Termination."
Termination Fee...........................  If the asset purchase agreement is terminated and any of
                                            Sentex, Monitek, Monitek GmbH or CPS enter into any
                                            transaction relating to an acquisition proposal as a
                                            result of negotiations in violation of the asset
                                            purchase agreement or pursuant to a superior proposal,
                                            Sentex must pay Metrisa $150,000 and the reasonable
                                            costs and expenses incurred by Metrisa and Metrisa GmbH
                                            in connection with the asset purchase agreement and the
                                            transactions contemplated thereby. See "Sale of Assets
                                            Proposal -- The Asset Purchase
                                            Agreement -- Termination."
Management and Operations of Sentex
After the Sale of Assets..................  Monitek and Monitek GmbH contribute substantially all of our total revenues and constitute substantially all of
                                            our total assets, so that immediately following the sale
                                            of assets, our operations will be minimal. Our present
                                            management will continue to the have the responsibility
                                            of managing Sentex after the sale of assets. "Sale of
                                            Assets Proposal -- The Sale of Assets -- Anticipated
                                            Operations of Sentex Following the Sale of Assets."
Interests of Certain Persons..............  Metrisa is currently negotiating with James S. O'Leary,
                                            Chief Financial Officer of Sentex, to retain his
                                            services as an employee. Mr. O'Leary is also entitled to
                                            a bonus of $5,000 upon consummation of the asset
                                            purchase agreement.
                                            CPS has agreed to vote for the approval of the sale of
                                            assets.
                                            In addition, Robert S. Kendall, President of Sentex, and
                                            CPS have provided loans for working capital to Sentex,
                                            and Mr. Kendall and CPS could require the repayment of
                                            these loans with the consideration received in the sale
                                            of assets. See "Sale of Assets Proposal -- The Sale of
                                            Assets -- Interests of Certain Persons in the Sale of
                                            Assets."
Accounting Treatment......................  The sale of assets will be treated as a sale for financial reporting and accounting purposes, in
                                            accordance with generally accepted accounting
                                            principles. See "Sale of Assets Proposal -- The Asset
                                            Purchase Agreement -- Accounting Treatment."
Federal Income Tax Considerations of the
Sale of Assets............................  The sale of assets will not result in any federal income tax consequences to you, but the sale of assets will be
                                            a taxable transaction to us for federal income tax
                                            purposes. See "Sale of Assets Proposal -- Federal Income
                                            Tax Considerations of the Sale of Assets."
Appraisal Rights..........................  Shareholders are not entitled to appraisal rights in connection with the sale of assets.

                             QUESTIONS AND ANSWERS

Q.  WHAT AM I VOTING ON?

A.  At the meeting, you will consider and vote:

     - on a proposal to approve the asset purchase agreement by and among Metrisa, Metrisa GmbH, Sentex, Monitek, Monitek GmbH, and, solely with respect to certain provisions, CPS, pursuant to which Monitek and Monitek GmbH will sell substantially all of their assets to Metrisa and Metrisa GmbH; and

     - to elect five directors to serve until the next annual meeting and until their respective successors are elected and qualified.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE SALE OF ASSETS?

A. We are working toward completing the sale of assets as quickly as possible. We hope to complete the sale of assets before June 30, 2000, but in any event by July 31, 2000.

Q.  HOW DO I VOTE?

A. Complete and sign the enclosed proxy card and return it in the enclosed return envelope. You can also vote in person at the special meeting. We urge you to read this entire document carefully before voting.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A.  Yes, you may change your vote by:

     - filing a written notice of revocation with Sentex's Secretary before the taking of the vote at the special meeting;

     - signing another proxy card and delivering it to Sentex's Secretary before the taking of the vote at the special meeting; or

     - attending the special meeting and voting in person.

     Please be advised, however, that simply attending the special meeting will not revoke your proxy.

Q.  WHAT DO I NEED TO DO NOW?

A. Mail your completed and signed proxy card in the enclosed return envelope as soon as possible, so that your vote concerning approval of the asset purchase agreement and the election of directors will be counted at the special meeting.

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A. If you would like additional copies of this document, or have questions about the sale of assets, you should contact:
                                        Julius L. Hess
                                        Sentex Sensing Technology, Inc.
                                        1801 East 9th Street, Suite 1510
                                        Cleveland, Ohio 44114
                                        (216) 687-0287

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES?

A. No, unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q.  CAN I VOTE MY SHARES IN PERSON?

A. Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q.  HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A. If you sign and return your proxy card and do not indicate how you want to vote, your shares will be voted in favor of the proposal to approve the asset purchase agreement and for the election of the five nominees for director.

Q.  WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE SALE OF ASSETS?

A. The sale of assets will not result in any federal income tax consequences to shareholders. The sale of assets will be a taxable transaction for Monitek, a member of the Sentex consolidated operating group, for federal income tax purposes. However, it is not expected that the sale of assets will result in material federal, state or local income tax liability, if any, to Monitek.

Q.  WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A. Sentex does not expect to ask you to vote on any matters other than as set forth in this proxy statement.

     We have not authorized anyone to give any information or make any representation about the sale of assets or Sentex that is different from, or in addition to, that contained in this proxy statement or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. This document is dated June 2, 2000. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

                              THE SPECIAL MEETING

GENERAL

     This proxy statement is being furnished to shareholders as part of the solicitation of proxies by the board of directors for use at the special meeting of shareholders of Sentex to be held on Tuesday, June 27, 2000 at our corporate offices located at 1801 East 9th Street, Suite 1510, Cleveland, Ohio 44114, commencing at 10:00 a.m., Eastern Standard Time, and at any adjournment or postponement thereof.

     At the special meeting, shareholders will consider and vote:

          - On a proposal to approve the asset purchase agreement by and among Metrisa, Metrisa GmbH, Sentex, Monitek, Monitek GmbH, and, solely with respect to certain provisions, CPS, pursuant to which Monitek and Monitek GmbH will sell substantially all of their assets to Metrisa and Metrisa GmbH.

          - To elect five directors to serve until the next annual meeting and until their respective successors are elected and qualified.

          - To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Each copy of this proxy statement is accompanied by a proxy card for use at the special meeting. The board of directors recommends that you vote FOR the sale of assets proposal and the election of the persons who have been nominated by Sentex for election as directors.

RECORD DATE AND VOTING

     Sentex has fixed May 25, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Accordingly, only shareholders of record at the close of business on May 25, 2000, will be entitled to notice of and to vote at the special meeting. Each share is entitled to one vote, which may be cast either in person or by properly executed proxy, at the special meeting. As of May 25, 2000, there were 109,184,594 common shares outstanding.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast at the special meeting is required to approve the sale of assets proposal. New Jersey law provides that the candidates receiving the greatest number of votes in the election of directors will be elected.

     Shares represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the special meeting. Shares held by shareholders who abstain from voting will be treated as shares that are present and entitled to vote at the special meeting for the purpose of determining whether a quorum exists, but will not be counted as votes cast on the sale of assets proposal. Brokers who hold shares in nominee or "street name" for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers with respect to the matters to be voted upon at the special meeting unless they receive specific instructions from those customers. Shares represented by proxies returned by a broker holding those shares in "street name" will be counted for the purpose of determining whether a quorum exists, even if those shares are not voted in matters when discretionary voting by the broker is not allowed. These shares are known as broker non-votes.

     CPS, Sentex's principal shareholder, has agreed to vote FOR the approval of the asset purchase agreement and FOR each of the five directors who have been nominated for election. CPS has the power to direct the vote of approximately 43.7% of the common shares. As of May 25, 2000, CPS and Sentex's directors, officers and their affiliates were entitled to vote 48,560,752 common shares, which represented 44.5% of the outstanding common shares.

VOTING AND REVOCATION OF PROXIES

     If the enclosed proxy is executed and returned to Sentex, the persons named in it will vote the common shares represented by that proxy at the special meeting. When a choice has been specified in the proxy, the common shares represented thereby will be voted in accordance with that specification at the special meeting. If no specification is made, those shares will be voted at the special meeting:

        FOR the approval of the sale of assets proposal; and

        FOR the election of the five individuals who have been nominated for election as director.

     If any other matters are properly presented for consideration at the special meeting, including, among other things, a motion to adjourn the meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment (unless authorization to use that discretion is withheld). Sentex is not aware of any matters expected to be presented at the meeting other than as described in the Notice of Special Meeting of Shareholders.

     Execution of the enclosed proxy will not affect your right to attend the special meeting or to vote in person. However, your presence at the special meeting alone, without further action, will not revoke your proxy. You may revoke your proxy by:

     - filing a written notice of revocation bearing a later date than the proxy with the Secretary of Sentex before the taking of the vote at the special meeting,

     - duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Sentex before the taking of the vote at the special meeting, or

     - attending the special meeting and voting your shares in person.

In order to vote in person at the special meeting, you must attend the meeting and cast your votes in accordance with the voting procedures established for the meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered at or before the taking of the vote at the special meeting to Sentex Sensing Technology, Inc., 1801 East 9th Street, Suite 1510, Cleveland, Ohio 44114, Attention: Secretary.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by and on behalf of the board of directors. All expenses of the solicitation of proxies for the special meeting will be borne by Sentex. In addition to the solicitation of proxies by mail, Sentex will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of common shares and secure their voting instructions, if necessary. In addition, proxies may be solicited by directors, officers and employees of Sentex in person or by telephone, facsimile, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with any solicitation.

                            SALE OF ASSETS PROPOSAL

THE SALE OF ASSETS

  BACKGROUND OF THE SALE OF ASSETS

     Since purchasing Monitek, CPS and Robert S. Kendall have provided substantial working capital assistance to Sentex either in the form of loans or a guarantee on a $2,000,000 line of credit from a bank that is fully extended. In addition, CPS has deferred management fees in excess of $325,000. In 1998, Mr. Kendall informed the board that CPS's commitment to continue to provide additional advances would be considered on a case-by-case basis and proposed that the board consider opportunities to sell the business of

Monitek and Monitek GmbH and pursue other lines of business for Sentex. The board agreed to consider any proposals to buy the business. In connection with operating Monitek and Monitek GmbH, Sentex received indications from time to time of interest in purchasing Monitek's business.

     In November 1998, Joseph Caruso, a director and former chairman of Metrisa, contacted Mr. Kendall and renewed a long-time interest in acquiring the assets of Monitek and Monitek GmbH. A series of discussions occurred over the next few days that led to a letter dated November 10, 1998 from Mr. Caruso to Mr. Kendall. In that letter, Mr. Caruso stressed the good strategic fit between Monitek and Metrisa and that Metrisa was interested in expanding through acquisitions. Mr. Caruso also indicated acquisitions for Metrisa would be easier to accomplish with new funds that it had recently raised. In addition, Mr. Caruso outlined a potential transaction that contemplated Metrisa purchasing substantially all the assets of Monitek and Monitek GmbH for book value with a premium on the assets to be paid as a royalty on 5% of revenues for the first five years. The letter did not include any proposal with respect to assuming any debt or liabilities of Monitek or Monitek GmbH.

     Discussions were held between Mr. Kendall and Mr. Caruso throughout November and December. On December 31, 1998, Mr. Caruso sent a letter to Mr. Kendall regarding the $2,000,000 bank debt of Sentex. In that letter Metrisa proposed two alternatives, each of which involved CPS or Mr. Kendall assuming the debt. No further significant discussion occurred on this point, but Sentex recognized that Metrisa was not willing to assume the bank debt in any fashion because it would have a negative financial impact on Metrisa.

     Over the next two months the parties sought to resolve differences in the proposed deal structure, value of the inventory, selection of assets, royalty payments and scope of indemnities (including for CPS). In addition, Mr. Kendall and Mr. Caruso discussed strategic issues and challenges caused by the proposed transaction, such as retaining key personnel in California and Germany, moving the operations in California to Boston, marketing and product development efforts and their respective business philosophies and goals.

     As a result of these meetings and discussions, on February 24 1999, Mr. Caruso outlined a transaction structure to purchase substantially all of the assets of Monitek and Monitek GmbH based on their net book value, with a premium paid in the form of a royalty and to assume certain liabilities. Under Metrisa's proposal, it would retain the right to purchase the assets of its choice. Based on pre-due diligence assumptions, Metrisa anticipated acquiring the selected assets for approximately $1.9 million by assuming approximately $1.9 million in liabilities. Metrisa also proposed more definitive terms of the royalty payments that were based on minimum threshold sales, no royalties for the first year and dependent upon product lines and adequate gross margins. In addition, Metrisa conditioned the assumption of the liabilities owed to CPS on CPS's willingness to accept 80,000 shares of Metrisa common stock in exchange for those liabilities and proposed Sentex pay for Metrisa's costs of moving the operation to Boston.

     In a letter dated March 5, 1999, Kendall responded in disagreement to many of the points. In particular, Mr. Kendall indicated the royalty payments had far too many conditions and did not start to payout until too late in the process and that Sentex should not be fully responsible for Metrisa's move to Boston. He also informed Metrisa that the number of shares offered to CPS was insufficient.

     On April 17, 1999, after several negotiated drafts, the parties executed a non-binding Letter of Intent reflecting the resolution of the foregoing issues. The primary resolutions were as follows (a) CPS would receive 160,000 shares of Metrisa common stock for CPS advances (including accrued management fees, but Metrisa would have a call right for 100,000 shares at $5 per share), (b) the royalty payments would commence in year one and continue for five years and would be at reduced levels for the first $5 million in sales and then at increased levels thereafter with overall declining percentages throughout the term of the payment, (c) Metrisa could set-off from the royalty payments up to $250,000 of closing costs and 50% of any amounts incurred above that amount and Metrisa would have to provide estimates of the closing costs prior to executing a definitive agreement and (d) CPS would indemnify Metrisa up to the value of the cash and shares it received in exchange for its debt, but the value of the shares was left undetermined.

     After the Letter of Intent was executed, Mr. Caruso and Mr. Wolf and his staff conducted a due diligence analysis of Monitek's business. In the course of the due diligence process, Sentex and CPS, on the one hand, and Metrisa, on the other hand, began to disagree on the treatment of various items and issues and how they were contemplated to be addressed in the Letter of Intent versus how they were addressed in an initial draft of a definitive agreement. In particular, CPS believed its participation in the transaction with respect to indemnification and post-closing liabilities had been significantly extended beyond the scope of the Letter of Intent by attempting to assign an artificially high price to the shares. Metrisa believed to the contrary. Metrisa also informed Sentex that it would not satisfy a recent advance by CPS at the closing, but would expect to pay that amount over time. In addition, Metrisa tried to extend the payment period of certain debt owed to a key employee and his former partners that Sentex incurred in connection with the acquisition of their business. The key employee rejected this offer and informed Sentex that it would look to Sentex to pay the sums in a timely manner. These issues substantially stalled the progress of entering into a definitive agreement.

     On June 15, 1999, Mr. Kendall sent a letter to Mr. Caruso and Mr. Wolf outlining these specific problems. In addition, Mr. Kendall, on behalf of Sentex, expressed a strong objection to Monitek's attempt at securing all of its assets for a modest pre-closing advance of only $70,000 and for proposing to secure additional performance obligations under the terms of the definitive agreement. On June 20, 1999, Mr. Caruso responded to Mr. Kendall's letter that essentially stated that if CPS and Sentex did not proceed with this deal, things would only continue to worsen for both Sentex and CPS. Sentex and CPS did not view the response as constructive or addressing their concerns.

     On June 30, 1999, the Sentex board of directors met to discuss the strategic direction of Sentex. At the meeting, Mr. Kendall advised the board that the deal with Metrisa was experiencing significant difficulties, and he did not expect them to be resolved by the July 1, 1999, the date the Letter of Intent expired. Other alternatives were discussed, such as closing the California office, except for limited personnel. On July 1, 1999, the Letter of Intent expired.

     Later in July 1999, Mr. Kendall was approached by a third party bidder. The bidder stated that it had a high level of interest in purchasing Monitek from Sentex. A series of discussions were carried on and a meeting was arranged between Messrs. Kendall and O'Leary and a representative of the bidder. Meetings were held over July 23 and July 24, 1999 in New York City. After the meetings in New York, the bidder proposed paying approximately $3,000,000 in cash for substantially all of the assets of Monitek and Monitek GmbH. The bidder's proposal did not include any obligation to assume any of the operating liabilities of Monitek or Monitek GmbH and expected Sentex to pay all the termination liabilities in connection with closing the operations in Germany. Furthermore, despite repeated requests by Mr. Kendall, the bidder refused to provide any information about its credit worthiness that would allow Sentex to make a reasonable judgment as to whether the bidder could finance the proposed transaction. Based on these two concerns, Mr. Kendall, in consultation with members of the board, determined it was not in the best interest of Sentex to pursue this proposed transaction any further.

     In August 1999, Mr. Caruso contacted Mr. Kendall to inform him that Metrisa was still interested in purchasing the assets of Monitek and Monitek GmbH. In September 1999, negotiations resumed between Metrisa and Sentex with an emphasis on simplifying the transaction. The primary changes to the deal structure were as follows (a) Sentex would, in addition to retaining the bank debt, retain all debt owed to CPS (including accrued management fees) and debt owed to the key employee and his former partners, (b) the 160,000 shares would be paid to Sentex, not CPS, and there would be no call option on the shares, (c) the royalty would only cover sales under a proposed contract with the U.S. Navy, and
(d) Sentex would not be responsible for any closing costs of the facility in California, but would be responsible for all severance obligations of employees not hired by Metrisa. The new deal also retained the concept that Metrisa would be able to purchase and assume the assets and liabilities of its choice. Sentex agreed with this so long as all exclusions were identified prior to entering into a definitive agreement and this right did not extend through closing.

     Over the course of the next several months, Mr. Wolf conducted extensive due diligence on the operations in California and Germany that resulted in several trips to each place. During these trips, Mr. Wolf identified each asset (or class of asset) and each liability (or class of liability) that Metrisa was willing to purchase and assume, respectively, and identified each of the employees Metrisa was willing to hire and each contract Metrisa would assume. This detailed selection process caused a substantial delay in the progress of the transaction and in many instances was objected to by Sentex on the basis that it would no longer make a transaction viable or attractive to Sentex. Over time, the parties were able to reach a resolution on these matters. On March 14, 2000 definitive asset purchase agreement that was executed, on May 17, 2000 the board of directors of Sentex ratified the execution of the asset purchase agreement.

  RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE SALE OF ASSETS

     The board of directors believes that the terms of the sale are advisable and in the best interests of Sentex and its shareholders and has unanimously approved and recommended the asset purchase agreement and the transactions contemplated thereby. In reaching its determination to approve and recommend the asset purchase agreement, the board of directors considered a number of factors including:

     1. The fact that Sentex faces significant short and long-term liquidity requirements and relies on CPS for its capital;

     2. The current financial condition of Sentex;

     3. CPS's indication that it would withdraw financial support unless Sentex disposed of its existing business and entered other lines of business;

     4. The substantial investment required in developing new products and distribution systems balanced against the risks and potential rewards of that investment;

     5. The fact that other alternatives available to Sentex to achieve its strategic objectives, such as expanding the current business through acquisition or expansion, were limited in light of Sentex's liquidity and capital requirements, its share price, and the availability of financial sources therefor; and

     6. The fact that Metrisa and Metrisa GmbH are better suited to utilize the assets of Monitek and Monitek GmbH in a way that will maximize the value and productivity of those assets.

     In approving the asset purchase agreement and the transactions contemplated thereby, the board of directors also considered certain negative aspects of the proposed transaction, including the following:

     1. The fact that no portion of the proceeds from the sale of assets will be available for distribution to the shareholders because the purchase price is not sufficient to cover the liabilities of Sentex;

     2. The fact that Monitek and Monitek GmbH contribute substantially all of Sentex's total revenues and constitute substantially all of Sentex's total assets, so that immediately following the sale of assets, Sentex's operations will substantially consist of settling its liabilities and managing and holding Metrisa shares and promissory notes;

     3. The fact that Metrisa's financial position did not permit it to offer more consideration in the form of cash and that it lacked an interest in pursuing a transaction on a more simplified and aggressive basis; and

     4. The taxable nature of the sale of assets.

     The foregoing discussion of the information and factors considered by the board of directors is not intended to be exhaustive but is believed to include material factors considered by the board of directors in making its decision. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the sale of assets and the complexity of those matters, the board of directors did not consider it practicable to, nor did it attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors described above, individual members of the board of directors may have given different weights to different factors.

  ANTICIPATED OPERATIONS OF SENTEX FOLLOWING THE SALE OF ASSETS

     Monitek and Monitek GmbH contribute substantially all of Sentex's total revenues and constitute substantially all of Sentex's total assets, so that immediately following the sale of assets, Sentex's operations will substantially consist of settling its liabilities and managing and holding Metrisa shares and promissory notes. Sentex may purchase additional assets in other lines of business, which at this time have not been determined. No assurance can be given that Sentex will be able to acquire other lines of business.

  USE OF PROCEEDS

     The consideration received upon the sale of assets will not be sufficient to pay any dividends or distributions to shareholders. Sentex intends to use the consideration received in the transaction to satisfy existing liabilities and, if CPS is willing to defer some of the liabilities owed it, to purchase additional assets in other lines of business, which at this time have not been determined.

  INTERESTS OF CERTAIN PERSONS IN THE SALE OF ASSETS

     Metrisa is currently negotiating to retain the services of James S. O'Leary, Chief Financial Officer of Sentex, after consummation of the asset purchase agreement. In addition, Mr. O'Leary is entitled to a bonus of $5,000 upon consummation of the asset purchase agreement.

     CPS has agreed to vote for approval of the asset purchase agreement and has indicated that it will vote for the election of the five nominees for director.

     From May 1997 through November 1999, CPS and Mr. Kendall provided Sentex with a series of loans for working capital purposes. The aggregate amount of these loans is more than the consideration to be received in the sale of assets. Therefore, if CPS and Mr. Kendall require the repayment of these loans upon consummation of the sale of assets, they could receive the entire consideration for the sale of assets.

THE ASSET PURCHASE AGREEMENT

     The following is a brief summary of certain provisions of the asset purchase agreement, a copy of which is attached as Appendix A to this proxy statement. This summary is qualified by reference to the asset purchase agreement. We urge you to read the entire asset purchase agreement for a more complete understanding of the terms and conditions of the sale of assets.

  SALE OF ASSETS

     Pursuant to the asset purchase agreement, each of Monitek and Monitek GmbH will sell substantially all of its assets to Metrisa and Metrisa GmbH. The assets of Monitek and Monitek GmbH to be acquired will not include cash, the name Sentex and some other selected assets.

  ASSUMED LIABILITIES

     Metrisa and Metrisa GmbH have agreed to assume selected liabilities of Monitek and Monitek GmbH.

  PURCHASE PRICE; PURCHASE PRICE ADJUSTMENTS

     Subject to various adjustments discussed below and in consideration of the transfer of assets, Metrisa and Metrisa GmbH will transfer 160,000 shares of Metrisa common stock to Sentex, pay Sentex $1,490,077, and, upon certain conditions, make royalty payments. The amount of non-stock consideration will be increased or decreased at closing by the difference between the net book value of the tangible purchased assets and $1,490,077. A final adjustment will be made 45 days after closing. The payment of the non-stock consideration will be made by the assumption of various liabilities of Monitek and Monitek GmbH by Metrisa and Metrisa GmbH, payment in cash of $500,000, reduced by the amount of any loans or advances by Metrisa to Sentex prior to closing, and in the form of a promissory note. If the amount of the promissory note would be less than zero, the amount by which the promissory note would be less than zero will be set off dollar-for-dollar against the cash payment. The promissory note will be secured by a security interest junior to Metrisa and Metrisa GmbH's existing creditors.

     On March 14, 2000, Sentex obtained a loan from Metrisa in the amount of $50,000 as an advance payment of the purchase price. At closing, this loan will be deducted from the cash payment made by Metrisa and Metrisa GmbH and the promissory note representing the loan will be canceled.

     For a period of five years following the closing date, Metrisa and Metrisa GmbH will pay Monitek on a monthly basis a royalty on the amounts they receive from the United States Department of Defense for sales of acoustic products of Monitek for measurement of water in jet fuel, net of discounts and returns and uncollectible accounts. The amount of the royalty is as follows:

   CALENDAR YEAR                             ROYALTY PERCENTAGE
   -------------                             ------------------
     2000...........    10% of gross revenues in excess of $250,000
     2001...........    8% of gross revenues in excess of $500,000
     2002...........    6% of gross revenues in excess of $500,000
     2003...........    4% of gross revenues in excess of $500,000
     2004...........    2% of gross revenues in excess of $500,000

     Metrisa and Metrisa GmbH are entitled to set off against any royalty any amount payable to Metrisa and Metrisa GmbH with respect to indemnifiable claims. There is currently no agreement with the United States Department of Defense and no assurance can be made that Metrisa will make any sales to the United States Department of Defense.

  REPRESENTATIONS AND WARRANTIES

     The asset purchase agreement contains various representations and warranties, qualified by specified exceptions and materiality standards, of each of Metrisa, Metrisa GmbH, Monitek and Monitek GmbH related to, among other things:

     - Due organization, valid existence, good standing, corporate power and similar corporate matters;

     - Capital structure;

     - Authorization, execution, delivery, performance and enforceability of the asset purchase agreement and related matters;

     - Documents and reports filed with the SEC and the accuracy and completeness of information contained in those documents and reports;

     - Ownership of equity securities;

     - Contracts, licenses, leases, instruments and other commitments;

     - Completeness and accuracy of various financial statements;

     - Transactions with affiliates;

     - Real property;

     - Personal property;

     - Tax matters;

     - Required consents or approvals and violations of any instruments or laws;

     - Employee benefit plans;

     - Employees and compensation of employees;

     - Intellectual property;

     - The absence of material adverse changes;

     - Inventory;

     - Compliance with various laws;

     - The absence of pending or threatened actions, suits, proceedings or investigations;

     - Environmental matters;

     - Customers and suppliers;

     - The absence of undisclosed liabilities;

     - Year 2000 matters; and

     - Brokers' or finders' fees.

  COVENANTS

     Covenants of Sentex, Monitek and Monitek GmbH. Prior to the closing, each of Monitek and Monitek GmbH will and Sentex will cause each of Monitek and Monitek GmbH to use its reasonable efforts under its existing financial condition to:

     - Maintain its corporate existence;

     - Preserve its material business organization intact, retain its permits, licenses and franchises, preserve its existing contracts and do nothing to intentionally diminish the goodwill of its customers, suppliers, personnel and others having business relations;

     - Conduct its business only in the ordinary course; and

     - Not take any action to intentionally cause a material breach of the representations and warranties of Sentex, Monitek and Monitek GmbH set forth in the asset purchase agreement.

     In addition, each of Monitek and Monitek GmbH has agreed not to, and Sentex has agreed to cause each of Monitek and Monitek GmbH not to, prior to closing, without Metrisa and Metrisa GmbH's prior written consent:

     - Change its method of management or operations;

     - Dispose of or acquire any material assets or properties, other than inventory and the collection of its accounts receivable in the ordinary course of business;

     - Except in the ordinary course of business, subject any of its properties or assets to any lien, security interest or encumbrance;

     - Except in the ordinary course of business, modify, amend, cancel or terminate any existing agreement material to its business;

     - Except in the ordinary course of business, make any change in the compensation paid or payable to certain officers, directors, employees, agents, representatives or consultants or pay or agree to pay any bonus or similar payment (other than bonus payments to which it is committed and that are disclosed in the asset purchase agreement);

     - Enter into any contract or agreement with respect to which it has any liability or obligation or that may otherwise have any continuing effect after closing, other than in the ordinary course of business, or that may place any material limitation on the method of conducting or scope of its business;

     - Declare, pay or set aside for payment any dividend (in stock or property, excluding cash) or other distribution of property, excluding cash, in respect of its capital stock;

     - Discharge any indebtedness, the effect of which might adversely affect Metrisa's future relationships with Monitek or Monitek GmbH's customers or suppliers; or

     - Take any other action that would materially and adversely affect or detract from the value of Monitek, its assets or its business.

     Monitek, Monitek GmbH and CPS have also agreed to use all reasonable efforts to cause the conditions to Metrisa and Metrisa GmbH's obligations to effect the sale of assets to be satisfied as soon as practicable.

     The asset purchase agreement also contains some other agreements, including the following:

     - Metrisa and Metrisa GmbH will have the exclusive right to use the names "Monitek," "Monitek Technologies, Inc.," and "Monitek GmbH," and Monitek and Monitek GmbH have agreed to take all necessary action to allow Metrisa and Metrisa GmbH to exercise that right and to cease using those names immediately after the closing.

     - Any payments, orders for products or leads with respect thereto received by Monitek and Monitek GmbH after closing that arise from or relate to the ownership or operation of the assets purchased by Metrisa and Metrisa GmbH will be forwarded to Metrisa and Metrisa GmbH by Monitek or Monitek GmbH within five days of receipt.

     - Each of Sentex and Monitek agree that for a period of five years following the closing and Monitek GmbH agrees that for a period of two years following the closing that none of Sentex, Monitek or Monitek GmbH will, without the prior written consent of Metrisa and Metrisa GmbH, directly or indirectly, compete with Metrisa or Metrisa GmbH in the optical and acoustic instrument business.

     Covenants of Metrisa and Metrisa GmbH. Each of Metrisa and Metrisa GmbH has agreed that it will use all reasonable efforts to cause the conditions to Sentex, Monitek and Monitek GmbH's obligations to effect the sale of assets to be satisfied as soon as practicable. During the time period between the execution of the asset purchase agreement and prior to the effectiveness of the sale of assets, Metrisa and Metrisa GmbH have agreed not to disclose to any third party or use for any purpose any of the confidential or proprietary information relating to Monitek and Monitek GmbH's business that is in their possession or knowledge and that is to be transferred to Metrisa and Metrisa GmbH on the closing date, except to the extent that the information is in the public domain, is generally known within the industry or is obtained through lawful methods not involving a breach of the asset purchase agreement.

     Each of Metrisa and Metrisa GmbH has agreed that:

     - It will forward to Monitek and Monitek GmbH any excluded assets or proceeds therefrom that it receives after closing within five days of receipt thereof.

     - Following closing, it will hold excluded inventory of Monitek and Monitek GmbH but that title to the excluded inventory will remain with Monitek and Monitek GmbH. To the extent that Metrisa or Metrisa GmbH sells any excluded inventory after closing, it will pay to Sentex the lesser of (1) book value of the excluded inventory that is sold or (2) the amount equal to the price at which the excluded inventory was sold.

     - Following closing, it will use reasonable efforts to collect the accounts receivable that it does not purchase, and to the extent that it receives payments with respect to those accounts receivable, it will pay those amounts to Sentex; provided, that it must turn over to Monitek and Monitek GmbH for collection all excluded accounts receivable on which payment has not been received on or before 18 months following the closing date.

  CONDITIONS TO THE SALE OF ASSETS

     There are a number of conditions that must be met (or waived by the party for whose benefit the condition exists) for the sale of assets to be completed.

     Conditions to Obligations of the Parties. The obligations of all of the parties to effect the sale of assets are subject to the following:

     - The completion of the sale of assets must not violate any order, decree or judgment of any court or governmental body having competent jurisdiction; and

     - The execution of a Bill of Sale, Assignment and Assumption Agreement.

     Conditions to Obligations of Sentex, Monitek and Monitek GmbH. The further conditions to the obligations of Sentex, Monitek and Monitek GmbH to effect the sale of assets include:

     - The representations and warranties of Metrisa and Metrisa GmbH must be true and correct in all material respects as of the closing date or another specific date set forth in the asset purchase agreement;

     - The performance and compliance by Metrisa and Metrisa GmbH in all material respects with each and every covenant, agreement and condition required to be performed or complied with by them on or prior to the closing date;

     - The receipt of all consents, licenses, approvals and permits required to be obtained by Metrisa and Metrisa GmbH for the sale of assets, in each case in which the failure to obtain the same would have a material adverse effect on or materially interfere with Metrisa or Metrisa GmbH's operation of the business following completion of the sale of assets, and no withdrawal or suspension of that consent, license, approval or permit;

     - The receipt of a certificate signed by Metrisa and Metrisa GmbH confirming that all representations and warranties of Metrisa and Metrisa GmbH are true and correct in all material respects on and as of the closing date and the performance and compliance in all material respects by Metrisa and Metrisa GmbH with each and every covenant, agreement and condition required to be performed or complied with by them on or prior to the closing date;

     - The receipt of a legal opinion of counsel to Metrisa and Metrisa GmbH, as to certain matters;

     - The receipt of the consideration from Metrisa and Metrisa GmbH; and

     - Sentex, Monitek and Monitek GmbH obtaining all necessary consents and approvals of their respective shareholders and boards of directors required to effect the sale of assets.

     Conditions to Obligations of Metrisa and Metrisa GmbH. The further conditions to the obligations of Metrisa and Metrisa GmbH to complete the sale of assets include:

     - The representations and warranties of Monitek and Monitek GmbH must be true and correct in all material respects as of the closing date or another specific date set forth in the asset purchase agreement;

     - The performance and compliance by Sentex, Monitek and Monitek GmbH in all material respects with each and every covenant, agreement and condition required to be performed or complied with by them on or prior to the closing date;

     - The receipt of all consents, licenses, approvals and permits required to be obtained by Sentex, Monitek and Monitek GmbH for the sale of assets, in each case in which the failure to obtain the same would have a material adverse effect on or materially interfere with Metrisa or Metrisa GmbH's operation of the business following completion of the sale of assets, and no withdrawal or suspension of that consent, license, approval or permit;

     - The receipt of a certificate signed by Sentex, Monitek and Monitek GmbH confirming that all representations and warranties of Sentex, Monitek and Monitek GmbH are true and correct in all material respects on and as of the closing date and the performance and compliance in all material respects by Sentex, Monitek and Monitek GmbH with each and every covenant, agreement and condition required to be performed or complied with by them on or prior to the closing date;

     - The receipt of a legal opinion of counsel to Sentex, Monitek and Monitek GmbH, as to certain matters;

     - Preparation for filing by Monitek and Monitek GmbH of amendments to their certificates of incorporation changing their respective names;

     - acceptance of employment with Metrisa or Metrisa GmbH by certain individuals on terms satisfactory to Metrisa or Metrisa GmbH, as applicable;

     - Monitek and Monitek GmbH entering into an agreement with BFI, a German technical institute, and Chemtronics, on terms satisfactory to Metrisa and Metrisa GmbH, to allow Metrisa and Metrisa GmbH, to use certain technology relating to fluccomat products without restriction and to provide for the manufacture of those products by Chemtronics; and

     - Metrisa and Metrisa GmbH obtaining all necessary consents and approvals of their respective board of directors and third party creditors required for completion of the sale of assets.

  NO SOLICITATION OR NEGOTIATION

     Until the earlier of the closing date and April 30, 2000, none of Sentex, Monitek, Monitek GmbH or any of their affiliates, officers, directors, representatives or agents may:

     - solicit, initiate or encourage any other proposal or offers relating to any proposal (as such proposal may be amended, modified or supplemented from time to time) with respect to a merger, consolidation, share exchange or similar transaction involving Monitek or any subsidiary of Monitek, or any purchase of all or any significant portion of the assets of Monitek or any subsidiary of Monitek, or any equity interest in Monitek or any subsidiary of Monitek,

     - participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person relating to, such a proposal, or

     - enter into any transaction, or enter into any agreement relating to any transaction, with any person relating to such a proposal.

     The board of directors of Sentex is not prohibited from:

     - taking and disclosing to the shareholders of Sentex a position with respect to a tender offer for common shares by a third party pursuant to the Securities Exchange Act of 1934,

     - making disclosures to the shareholders of Sentex as, in the good faith judgment of the board of directors of Sentex, upon the written advice of outside counsel, may be required to comply with its fiduciary duties under applicable law,

     - responding to any unsolicited proposal or inquiry by advising the person making that proposal or inquiry of the terms of the no solicitation provisions of the asset purchase agreement, or

     - responding to a superior proposal if the board of directors determines in good faith, and upon the written advice of counsel, that it is required to do so in the exercise of its fiduciary duties; provided, that, neither Sentex nor its board of directors may terminate the asset purchase agreement except in accordance with its terms. A superior proposal is a bona fide, written, unsolicited proposal relating to a possible transaction by any person that, in the reasonable good faith judgment of the board of directors, is reasonably likely to be consummated and is more favorable to the shareholders of Sentex than the terms of the transactions contemplated by the asset purchase agreement.

  TERMINATION

     The asset purchase agreement may be terminated at any time prior to the closing by the mutual written consent of Metrisa, Metrisa GmbH, Sentex, Monitek and Monitek GmbH.

     Metrisa and Metrisa GmbH may terminate the asset purchase agreement:

     - If Sentex, Monitek or Monitek GmbH breach or fail to perform in any material respect any of their obligations, covenants or agreements under the asset purchase agreement and fail to correct that breach or failure within ten days after receiving notice of the breach or failure from Metrisa or Metrisa GmbH;

     - If any of the representations and warranties of Sentex, Monitek or Monitek GmbH are not true in any material respect and they fail to correct that misrepresentation within ten days after receiving notice of the misrepresentation from Metrisa or Metrisa GmbH; or

     - If the conditions to the obligations of Metrisa and Metrisa GmbH under the asset purchase agreement become incapable of satisfaction.

     Monitek and Monitek GmbH may terminate the asset purchase agreement:

     - If Metrisa or Metrisa GmbH breach or fail to perform in any material respect any of their obligations, covenants or agreements under the asset purchase agreement and fail to correct that breach or failure within ten days after receiving notice of the breach or failure from Monitek or Monitek GmbH;

     - If any of the representations and warranties of Metrisa or Metrisa GmbH are not true in any material respect and they fail to correct that misrepresentation within ten days after receiving notice of the misrepresentation from Monitek or Monitek GmbH;

     - If the conditions to the obligations of Sentex, Monitek and Monitek GmbH under the asset purchase agreement become incapable of satisfaction; or

     - If they receive a superior proposal as discussed in "--No Solicitation or Negotiation" above.

     Either party may terminate the asset purchase agreement if the closing does not occur on or before July 31, 2000; provided that the terminating party is not in material breach or violation of the asset purchase agreement.

     If the asset purchase agreement is terminated (1) by the written consent of the parties or (2) by either party if its conditions to closing become incapable of satisfaction and no party is in breach or violation of the asset purchase agreement, the obligations of the parties will terminate without further liability of any party. If the asset purchase agreement is terminated for any other reason (other than Monitek or Monitek GmbH's receipt of a superior proposal) at a time when one or more parties is in breach or violation of the asset purchase agreement, the liabilities and obligations of the parties not in breach or violation of the asset purchase agreement will terminate, and the parties that are in breach or violation of the asset purchase agreement will remain liable for those breaches or violations. Nothing will restrict the remedies available against those breaching or violating parties.

     If the asset purchase agreement is terminated and any of Sentex, Monitek, Monitek GmbH or CPS enter into any transaction, or agreement relating to any transaction with any person relating to an acquisition proposal as a result of negotiations in violation of the terms of the asset purchase agreement or pursuant to a superior proposal, Sentex must pay to Metrisa, as its exclusive remedy, the sum of $150,000 and the reasonable costs and expenses incurred by Metrisa and Metrisa GmbH in connection with the asset purchase agreement and the transactions contemplated thereby, including attorneys' and accountants' fees and expenses. Sentex's obligation to pay $150,000 will be secured by a security interest in the assets of Monitek and Monitek GmbH.

  INDEMNIFICATION

     Sentex, Monitek and Monitek GmbH have agreed to jointly and severally indemnify Metrisa and Metrisa GmbH, and their respective officers and directors, against any and all liabilities arising out of or resulting from:

     - any breach of the representations, warranties or covenants of Sentex, Monitek or Monitek GmbH,

     - any liabilities related to assets purchased by Metrisa and Metrisa GmbH, the business of Monitek and Monitek GmbH or Monitek or Monitek GmbH that are not assumed by Metrisa or Metrisa GmbH, and

     - all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

     Sentex, Monitek and Monitek GmbH have also agreed to jointly and severally indemnify Metrisa and Metrisa GmbH against claims made by creditors with respect to noncompliance with any bulk transfer law, except to the extent those claims result from liabilities assumed by Metrisa and Metrisa GmbH.

     Prior to seeking to enforce their right to indemnity, Metrisa and Metrisa GmbH are entitled to set off any claim against any amounts payable to Sentex as royalties or under the promissory note. Prior to exercise of this right of set off, Metrisa and Metrisa GmbH must give Sentex 30 days' prior written notice to allow Sentex to settle or otherwise compromise that claim to the reasonable satisfaction of Metrisa and Metrisa GmbH. This right to set off is not Metrisa and Metrisa GmbH's only remedy with respect to claims for indemnification.

     The maximum amount that Metrisa and Metrisa GmbH can recover against Sentex, Monitek and Monitek GmbH for indemnifiable claims is the purchase price at closing plus royalties. In addition, if the closing occurs, Metrisa and Metrisa GmbH cannot recover against any indemnifiable claim based upon breach of representations or warranties or covenants until the aggregate amount of indemnifiable claims exceeds $15,000. Once aggregate indemnifiable claims exceed $15,000, the total amount of indemnifiable claims may be recovered, including the amount of claims aggregating less than $15,000.

     No claim against Sentex, Monitek or Monitek GmbH for a breach of representations, warranties and covenants can be brought more than two years following the closing date, except for:

     - claims arising from representations and warranties with respect to title to personal property, tax matters, environmental matters and brokers survive for three years following the closing date;

     - claims of which Sentex, Monitek and Monitek GmbH have been notified with reasonable specificity by Metrisa and Metrisa GmbH within the two year period;

     - claims for material breaches of representations and warranties of Sentex, Monitek or Monitek GmbH that were known by any of them to be inaccurate at closing survive for four years following the closing date; and

     - all other claims for indemnification against Sentex, Monitek or Monitek GmbH survive the closing date for a period of three years, except for any claims of which Sentex, Monitek or Monitek GmbH have been notified with reasonable specificity by Metrisa and Metrisa GmbH within that three year period.

     CPS has agreed to indemnify Metrisa and Metrisa GmbH, and their respective officers and directors, against any and all liabilities arising out of or resulting from (1) any breach of the representations, warranties or covenants of Monitek GmbH that relate to Monitek GmbH or the portion of the business conducted through Monitek GmbH, (2) any liabilities relating to Monitek GmbH that are not assumed by Metrisa or Metrisa GmbH, and (3) all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

     No claim against CPS for indemnification can be brought after the earlier to occur of (1) the second anniversary of the closing date, and (2) that time after closing that Sentex's consolidated audited balance sheet for any fiscal year indicates total consolidated shareholders' equity in excess of $1,000,000, except for claims of which CPS has been notified with reasonable specificity within that two year period. After the closing, the exclusive remedy of Metrisa and Metrisa GmbH against CPS with respect to any breach of any representation, warranty or covenant of Monitek GmbH is the right to pursue claims of indemnification.

     Metrisa and Metrisa GmbH have agreed to indemnify Sentex, Monitek and Monitek GmbH against any and all liabilities arising out of or resulting from:

     - any breach of the representations, warranties or covenants of Metrisa or Metrisa GmbH,

     - any liabilities that are assumed by Metrisa or Metrisa GmbH, and

     - all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

  ACCOUNTING TREATMENT

     The sale of assets will be treated as a sale for financial reporting and accounting purposes, in accordance with generally accepted accounting principles.

REGULATORY APPROVALS

     Sentex is not aware of any regulatory or governmental approvals required to consummate the sale of assets.

FEDERAL INCOME TAX CONSIDERATIONS OF THE SALE OF ASSETS

     The sale of assets will not result in any federal income tax consequences to shareholders. The sale of assets will be a taxable transaction for Monitek, which is a member of the Sentex consolidated group, for federal income tax purposes. However, it is not expected that the sale of assets will result in material federal, state or local income tax liability, if any.

THE COMPANIES

  SENTEX'S BUSINESS

     Sentex, through its Monitek subsidiary, designs, develops, assembles and markets instruments for the measurement of clarity (turbidity), suspended solids content, color and purity of liquids in industrial and waste water environments. Monitek's products are typically used in-line (i.e., inserted directly into the monitored liquid), thereby facilitating automation and control of various industrial processes by providing on-line (i.e., continuous) measurement of the characteristic being monitored. Monitek's current line of products, which are based on optical and acoustic technologies, has been specially adapted for various applications in the chemical and petrochemical, water treatment, food and beverage, pulp and paper, and biotechnology and pharmaceutical industries, where their abilities to withstand high temperature, extremes in pressure and corrosive environments are important factors.

     Sentex is incorporated in New Jersey, and its executive offices are located at 1801 East 9th Street, Suite 1510, Cleveland, Ohio 44114. Its telephone number is (216) 687-0287.

  METRISA'S BUSINESS

     Metrisa is a product development, manufacturing and contract test services company which specializes in manufacturing instruments and providing contract test services for measuring the properties of a wide variety of materials, liquids and gases. Metrisa operates its business through its Tytronics, Nametre, and Holometrix-Micromet Divisions. The Tytronics and Nametre Divisions constitute its process analytical segment. The Holometrix-Micromet Division constitutes its materials characterization segment. The Tytronics Division designs, manufactures and markets on-line liquid and gas chemical analyzers for specific applications and worldwide process and environmental markets. The Nametre Division also develops and manufactures in-line and laboratory viscosity analyzers, for the process and environmental markets. The Holometrix-Micromet Instruments Division designs, manufactures and distributes instruments which measure thermophysical

(temperature) properties and perform cure monitoring of a broad range of materials. The Holometrix-Micromet Testing Services Division provides contract test and engineering services to evaluate a number of temperature-related performance factors of virtually any material. The Holometrix-Micromet Testing Services Division also performs mechanical and physical properties testing.

     Metrisa is incorporated in Delaware, and its executive offices are located at 25 Wiggins Avenue, Bedford, Massachusetts 01730. Its telephone number is
(781) 275-3300.

APPRAISAL RIGHTS

     Shareholders who object to the sale of assets have no dissenters' rights under New Jersey law, the Sentex certificate of incorporation, or the Sentex bylaws, nor will those rights be voluntarily accorded to the shareholders.

                             ELECTION OF DIRECTORS

     In accordance with the Sentex bylaws, the number of directors has been fixed at five. At the special meeting, the shares represented by proxies, unless otherwise specified, will be voted for the election of the five nominees hereafter named, each to serve until the next annual meeting and until their respective successors are elected and qualified. Under New Jersey law, abstentions and broker non-votes, if any, will not be counted in favor of or against any nominee. Director nominees who receive the greatest number of affirmative votes will be elected directors.

     Sentex's nominees for director are identified in the following table. Each nominee is currently a director. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the board of directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

NOMINEES FOR ELECTION AT THE SPECIAL MEETING

             NAME                AGE         PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
             ----                ---         --------------------------------------------
Robert S. Kendall                60         Chairman, President and Treasurer Sentex
James S. O'Leary                 61         Chief Financial Officer Sentex
James G. Few                     50         Vice President Corporate Network, Inc.
Julius L. Hess                   37         Assistant Vice President CPS
Ronald M. Lipson                 64         Attorney

     Each of the nominees for election as a director has been engaged in the principal occupation or activity indicated for at least five years, except as described below.

     ROBERT S. KENDALL has been the Chairman, President and Treasurer of Sentex since March 1, 1996. He is also Chairman and President of CPS, a mergers and acquisitions company based in Cleveland. Until April 1996, he was also Chairman of the Board and founder of LDI Corporation, an asset leasing and technology services company which he, along with two others, founded in 1972. LDI is one of the largest independent lessors of technology and computer equipment in the United States. Mr. Kendall is also a general partner in NCP, Ltd., a real estate partnership actively engaged in investing in, acquiring, financing and managing commercial, industrial and other properties. From 1969 to 1972, Mr. Kendall was branch manager at Victor-Nixdorf Computer, a manufacturer and distributor of computer systems. From 1963 to 1969, he was a salesman, financial specialist and sales manager at Burroughs Corporation (now Unisys Corp.). Mr. Kendall graduated from Case Western Reserve University with a bachelor's degree in psychology in 1960, and attended graduate school at John Carroll University.

     JAMES S. O'LEARY has been employed by Monitek since August 1982 and has served as its Executive Vice President, Secretary and Treasurer since April 1987. Sentex has retained his services and, from

December 1996 through November 1998, he served as Vice President of Finance and Chief Financial Officer. In December 1998, Mr. O'Leary was elected as a director and was appointed Chief Operating Officer of Sentex. In September 1999, Mr. O'Leary resigned from his position as Chief Operating Officer, but he is still employed by Sentex, on a part-time basis, as Chief Financial Officer.

     JAMES G. FEW has been a director of Sentex since March 1996. Mr. Few is presently a Vice President of Corporate Network, Inc., a management consulting firm in the long-term health care industry. From March 1996 through December 1996, he served as the Chief Financial Officer and Vice President of Sentex and from December 1996 through June 1998, he also assumed the role of Chief Operating Officer. Mr. Few also served as Vice President and Chief Financial Officer of CPS from October 1995 through June 1998. From June 1993 to October 1995, he was engaged as an independent financial consultant. Mr. Few served as Senior Vice President of Boston Distributors from November 1992 through May 1993 where he was responsible for finance, accounting systems and warehouse operations. In February 1993, Boston Distributors was declared bankrupt and was liquidated some time thereafter. From May 1991 through November 1992, Mr. Few served as Executive Vice President of Operations and Finance for Progressive Communications Technology. Mr. Few was engaged as an independent financial consultant from 1989 to 1991. From 1978 to 1989, he served as Executive Vice President and Chief Financial Officer of Harris Wholesale Drug Company, where he oversaw three operating divisions. Prior thereto, he served as Division Controller of IT&T for eight years. Mr. Few received a bachelor's degree in Business Management from Providence College.

     JULIUS L. HESS has served as Assistant Vice President of CPS since November 1994 and is responsible for research and analysis. At CPS he serves as lead analyst in the location and evaluation for acquisition of publicly held companies or divisions of companies which are believed to be undervalued, or closely held companies with potential for appreciation. Prior to joining CPS, Mr. Hess was Human Resources Manager for a division of GE Capital from 1990 to 1994. From 1989 to 1990, he was Senior Human Resources Representative for B.F. Goodrich and prior thereto he was Compensation and Labor Relations Manager from 1986 to 1989 at the Mayo Clinic Medical Center. Mr. Hess graduated from Miami University in Oxford, Ohio, with a bachelor's degree in political science in 1983 and attended graduate school at the University of Minnesota. Mr. Hess is Mr. Kendall's son-in-law.

     RONALD M. LIPSON has been an attorney for more than 35 years in Cleveland, Ohio, practicing in various areas including corporate, business, and real estate law. He was the incorporating attorney for LDI Corporation and formerly served as legal counsel and a director of LDI Corporation. Mr. Lipson is also a general partner in G&C Properties, an Ohio real estate partnership engaged in buying, selling and managing various types of real estate. Mr. Lipson attended Ohio University and graduated from Adelbert College of Case Western Reserve University with a bachelor's degree in business administration in 1955. He also received a Doctor of Jurisprudence degree in 1958 from Case Western Reserve University School of Law.

     Three meetings of the board of directors were held during the fiscal year ended November 30, 1999. Each director attended all of the meetings of the board of directors.

     The board of directors does not currently have a nominating committee, audit committee or a compensation committee.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following information is set forth with respect to the Company's Chief Executive Officer and each of the Company's other executive officers whose total compensation exceeded $100,000 for the fiscal year ended November 30, 1999:

                              ANNUAL COMPENSATION

                                                                           OTHER ANNUAL
                                  YEAR        SALARIES        BONUS        COMPENSATION
                                  ----        --------        -----        ------------
Robert S. Kendall                 1999        $175,000(1)      -0-             -0-
(Chief Executive Officer)         1998        $175,000(1)      -0-             -0-
                                  1997        $275,000(1)      -0-             -0-

---------------

(1) Represents compensation paid to CPS for management services rendered. Amounts assigned to Mr. Kendall represent the allocation provided Sentex by CPS at Sentex's request, and may not actually represent any sum actually paid to him by CPS. Amounts for fiscal 1996 only reflect amounts reportable from March 1, 1996 through November 30, 1996. Since May 31, 1997, Sentex has not made any payments to CPS for management services but has accrued for those fees.

     Long-Term Compensation. No long-term compensation was paid during the fiscal years ended November 30, 1999, 1998 or 1997 to any executive officer of Sentex by way of restricted stock awards, options or stock appreciation rights, or other long-term incentive plans.

     Stock Options. Sentex adopted its 1996 Long-Term Stock Option Plan at a special meeting of its shareholders held on November 14, 1996. Under the plan, Sentex may grant different types of options covering up to 7,000,000 common shares to its existing and future directors, officers and employees. As of November 30, 1999, there were no Sentex stock options held by the directors or executive officers of Sentex. Upon consummation of the merger of a wholly owned subsidiary of Sentex with and into Monitek, options to purchase Monitek common stock held by James O'Leary were converted into options to purchase 344,875 Sentex common shares. On December 2, 1996, Mr. O'Leary became the Chief Financial Officer of Sentex. In August 1998, half of Mr. O'Leary's options expired, leaving him with options to purchase 172,438 common shares at November 30, 1999.

     Compensation Pursuant to Plans. Sentex has no plans pursuant to which cash or non-cash equivalents were paid during the fiscal years ended November 30, 1999, 1998 or 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common shares as of May 15, 2000 by: (a) Sentex's directors;
(b) each other person who is known by Sentex to own beneficially more than 5% of the outstanding common shares; (c) Sentex's Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Compensation Table; and (d) Sentex's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their names.

                      NAME AND ADDRESS                         AMOUNT AND NATURE
                   OF BENEFICIAL OWNER(1)                     OF BENEFICIAL OWNER    PERCENTAGE
                   ----------------------                     -------------------    ----------
Robert S. Kendall(2)........................................      47,700,814           47.4%
James G. Few................................................              --              --
Julius L. Hess..............................................              --              --
James S. O'Leary(3).........................................         172,438               *
1495 Zephyr Avenue
Hayward, CA 94544
Ronald M. Lipson............................................         687,500               *
3 Laurel Hill Lane
Pepper Pike, Ohio 44124
CPS(4)......................................................      47,700,814           47.4%
1801 East 9th Street
Cleveland, Ohio 44114
All Directors and Officers
(as a group 5 persons)......................................      48,560,752           48.2%

---------------

(1) The name and address of each individual listed in the table, except where otherwise indicated, is c/o Sentex Sensing Technology, Inc., 1801 East 9th Street, Cleveland, OH 44114.

(2) The common shares set forth herein with respect to Mr. Kendall are all held of record by CPS or are beneficially owned by CPS. Mr. Kendall and his wife own 100% of the outstanding membership interests in CPS.

(3) All common shares are held in the form of options that were acquired in connection with the merger of a wholly owned subsidiary of Sentex with and into Monitek, pursuant to which Monitek became a wholly owned subsidiary of Sentex.

(4) CPS is the record holder of 47,700,814 common shares and has sole voting and dispositive power with respect to those shares.

*Represents less than 1% of the outstanding common shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required under the securities laws of the United States, Sentex's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the common shares must report their ownership of common shares and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended November 30, 1999, Mr. Kendall purchased an additional 10,000 common shares and he inadvertently failed to report this transaction on Form 4.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CPS Management Agreement. After CPS acquired effective control of Sentex, CPS entered into a Management Agreement with Sentex, which was effective on March 1, 1996. In connection with the execution of the merger agreement among Sentex, a wholly owned subsidiary of Sentex, and Monitek, CPS and Sentex entered into an Amended and Restated Management Agreement. Pursuant to the original Management Agreement, CPS agreed to cause its personnel to perform the functions that would normally be performed by the officers of Sentex. Presently, that personnel consists mainly of Mr. Kendall, the Chairman of CPS, and Peggy Nutaitis, the Secretary of CPS. In order to permit Mr. Kendall and Ms. Nutaitis to function as officers and for them to be properly insured as officers of Sentex, Mr. Kendall has been elected as the President and Treasurer of Sentex, and Ms. Nutaitis has been elected Secretary of Sentex.

     Under the terms of the original Management Agreement, CPS received an annual fee of $193,800, which was payable monthly. Under the terms of the Amended and Restated Management Agreement, the annual fee was increased to $393,800 to account for the increase in tasks and responsibilities relating to the operation of Monitek. Due to the present financial condition of Sentex, CPS has not received payment under the Amended and Restated Management Agreement since May 1997, but Sentex has accrued that expense. On May 15, 1998, CPS and Sentex entered into the Second Amended and Restated Management Services Agreement, pursuant to which CPS agreed to accept 5,025,745 common shares in lieu of accrued management fees equaling $196,900, representing fees for the second half of fiscal 1997. All the shares acquired by CPS were acquired for investment purposes.

     In December 1997, CPS and Sentex agreed to a reduced management fee of $250,000 for fiscal 1998 and in December 1998, the parties agreed to reduce the fee to $200,000 for fiscal 1999 and subsequent years. CPS and Sentex have agreed that the balance due as of November 30, 1999, which totals $325,000, and the fee for fiscal 2000, will be paid at some future time when the financial condition of Sentex improves.

     Working Capital Assistance. During fiscal 1997 through fiscal 1999, CPS and Mr. Kendall provided Sentex assistance in connection with funding its working capital needs in the form of loans and security for bank loans. From May 1997 through November 1999, CPS provided Sentex a series of temporary working capital loans at a prime rate at National City Bank, Cleveland, Ohio. The outstanding balance of those loans totaled $1,705,232, including accrued interest, as of November 30, 1999. From time to time Mr. Kendall has also provided security to banks by permitting the banks to obtain a security interest in Mr. Kendall's personal assets and/or providing guarantees so Sentex could obtain financing from the bank. Except for the interest to be received on the loans provided by CPS, neither Mr. Kendall nor CPS has received nor will receive any remuneration in connection with providing working capital assistance to Sentex. Sentex believes the interest payable to CPS is and was on terms no less favorable than could be obtained pursuant to an arms-length transaction.

                             ADDITIONAL INFORMATION

EXPERTS

     Hausser + Taylor LLP, independent auditors, have audited the consolidated financial statements and schedules of Sentex for the year ended November 30, 1999, as set forth in their report, which is incorporated by reference in this proxy statement. Sentex's consolidated financial statements and schedules are incorporated by reference in this proxy statement in reliance on Hausser + Taylor LLP's report, given on their authority as experts in accounting and auditing.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Hausser + Taylor LLP, independent public accountants, was the Independent Auditors for Sentex for fiscal year 1999. Representatives of Hausser + Taylor LLP will be present at the special meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

OTHER MATTERS

     As of the date of this proxy statement, the board of directors knows of no other matter that will be presented for consideration at the special meeting. If any other matter properly comes before the special meeting or any adjournment or postponement thereof and is voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies as to that matter. The individuals named as proxies intend to vote or not vote in accordance with the recommendation of management of Sentex.

                        SENTEX SENSING TECHNOLOGY, INC.
                                AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL REPORT

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

                                    CONTENTS

                                                                PAGE
                                                              --------
AUDITORS' REPORT ON THE FINANCIAL STATEMENTS................    F-3
FINANCIAL STATEMENTS
  Consolidated Balance Sheet................................    F-4
  Consolidated Statements of Operations.....................    F-5
  Consolidated Statements of Stockholders' Equity...........    F-6
  Consolidated Statements of Cash Flows.....................    F-7
  Notes to Consolidated Financial Statements................  F-8-F-16

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Sentex Sensing Technology, Inc.
Cleveland, Ohio

     We have audited the accompanying consolidated balance sheet of Sentex Sensing Technology, Inc. and subsidiaries as of November 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sentex Sensing Technology, Inc. and subsidiaries as of November 30, 1999, and the consolidated results of their operations and their cash flows for each of the two years in the period ended November 30, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2A to the financial statements, the Company has in the past and continues to sustain substantial net and operating losses. In addition, the Company has used substantial amounts of working capital in its operations which has reduced the Company's liquidity to a very low level. Additionally, the Company's stock is no longer listed on the NASDAQ Small Cap Market tier of the NASDAQ stock market and is now traded on the Over-the-Counter Bulletin Board which might limit the Company's ability to raise equity capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                          HAUSSER + TAYLOR LLP

Cleveland, Ohio
March 3, 2000

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               NOVEMBER 30, 1999

ASSETS
Current Assets
  Cash and cash equivalents..........................                $    15,280
  Accounts receivable, less allowance for doubtful
     accounts of $10,000.............................                    649,034
  Inventories........................................                    962,390
  Other current assets...............................                     89,488
                                                                     -----------
          Total current assets.......................                               $ 1,716,192
Property and Equipment, less accumulated depreciation
  and amortization of $209,003.......................                                   123,793
Other Assets
  Goodwill (net of accumulated amortization of
     $51,210)........................................                    350,192
  Consulting contracts ($288,750) and other assets...                    303,145        653,337
                                                                     -----------    -----------
                                                                                    $ 2,493,322
                                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable:
     Bank............................................  $2,000,000
     Related party...................................   1,705,232    $ 3,705,232
                                                       ----------
  Trade accounts payable.............................                    628,881
  Accrued liabilities................................                    589,683
  Convertible subordinated notes payable.............                     11,348
                                                                     -----------
          Total current liabilities..................                               $ 4,935,144
Long-Term Debt
  Consulting contracts payable.......................                                   160,550
Commitments and Contingencies
Stockholders' Equity
  Common stock, no par value
     Authorized -- 200,000,000 shares
     Issued -- 109,460,911 shares
     Outstanding -- 100,514,911 shares...............                  2,880,079
  Retained earnings (deficit)........................                 (5,199,658)
  Treasury shares at cost, 8,946,000 shares..........                   (313,218)
  Accumulated other comprehensive income.............                     30,425
                                                                     -----------
          Total stockholders' equity.................                                (2,602,372)
                                                                                    -----------
                                                                                    $ 2,493,322
                                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED NOVEMBER 30, 1999 AND 1998

                                                                 1999           1998
                                                              -----------    -----------
Revenues
  Net sales.................................................  $ 4,114,559    $ 5,589,591
  Interest and other income.................................       18,464        129,567
                                                              -----------    -----------
          Total revenues....................................    4,133,023      5,719,158
Cost and Expenses
  Cost of sales.............................................    2,241,163      2,789,240
  Selling, general and administrative.......................    3,154,765      4,493,502
  Research and development..................................      177,542        217,789
  Loss on sale of assets....................................           --        423,283
                                                              -----------    -----------
          Total costs and expenses..........................    5,573,470      7,923,814
                                                              -----------    -----------
Loss Before Provision for Income Tax Expense................   (1,440,447)    (2,204,656)
Provision for Income Tax Expense............................           --             --
                                                              -----------    -----------
Net Loss....................................................  $(1,440,447)   $(2,204,656)
                                                              ===========    ===========
Net Loss Per Share (Basic and Diluted)......................  $     (0.01)   $     (0.02)
                                                              ===========    ===========
Weighted Average Number of Shares Outstanding...............  100,514,911     90,693,556
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED NOVEMBER 30, 1999 AND 1998

                                                                                                   ACCUMULATED
                                       COMMON STOCK          RETAINED        TREASURY STOCK           OTHER            TOTAL
                                 ------------------------    EARNINGS     ---------------------   COMPREHENSIVE    STOCKHOLDERS'
                                   SHARES        AMOUNT      (DEFICIT)     SHARES      AMOUNT         INCOME           EQUITY
                                 -----------   ----------   -----------   ---------   ---------   --------------   --------------
Balance -- November 30, 1997...   87,865,762   $2,153,489   $(1,554,555)  8,946,000   $(313,218)     $21,951        $   307,667
Comprehensive income (loss)
  Net loss.....................           --           --    (2,204,656)         --          --           --         (2,204,656)
  Translation adjustment.......           --           --            --          --          --        3,748              3,748
                                                                                                                    -----------
  Comprehensive income
    (loss).....................                                                                                      (2,200,908)
Issuance of common stock for:
  Conversion of subordinated
    notes and payment of
    accrued interest*..........   16,569,404      529,690            --          --          --           --            529,690
  Satisfaction of unpaid
    management fees*...........    5,025,745      196,900            --          --          --           --            196,900
                                 -----------   ----------   -----------   ---------   ---------      -------        -----------
Balance -- November 30, 1998...  109,460,911    2,880,079    (3,759,211)  8,946,000    (313,218)      25,699         (1,166,651)
Comprehensive income (loss)
  Net loss.....................           --           --    (1,440,447)         --          --           --         (1,440,447)
  Translation adjustment.......           --           --            --          --          --        4,726              4,726
                                                                                                                    -----------
  Comprehensive income
    (loss).....................                                                                                      (1,435,721)
                                 -----------   ----------   -----------   ---------   ---------      -------        -----------
Balance -- November 30, 1999...  109,460,911   $2,880,079   $(5,199,658)  8,946,000   $(313,218)     $30,425        $(2,602,372)
                                 ===========   ==========   ===========   =========   =========      =======        ===========

---------------

* These shares are considered issued and outstanding even though they have not been formally issued by the transfer agent

   The accompanying notes are an integral part of these financial statements.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED NOVEMBER 30, 1999 AND 1998

                                                                 1999           1998
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $(1,440,447)   $(2,204,656)
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Amortization of discount on convertible subordinated notes
     payable................................................          538         25,500
  Depreciation and amortization.............................      197,165         84,283
  Translation and other adjustments.........................        5,802        200,578
  Loss on sale of assets....................................           --        423,283
  Changes in assets and liabilities:
     Accounts receivable....................................       50,375        366,782
     Inventories............................................      156,600         32,935
     Other current assets...................................      (27,209)       117,666
     Other assets...........................................       (2,460)        14,225
     Accounts payable.......................................       24,584       (253,640)
     Accrued expenses and other current liabilities.........     (232,591)      (313,907)
                                                              -----------    -----------
       Total adjustments....................................      172,804        697,705
                                                              -----------    -----------
          Net cash used by operating activities.............   (1,267,643)    (1,506,951)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment.......................      (16,443)       (30,014)
Proceeds from sale of assets................................           --         18,050
                                                              -----------    -----------
          Net cash used by investing activities.............      (16,443)       (11,964)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments to related party...................................           --        (33,333)
Net proceeds (payments) on note payable -- bank.............      119,600       (219,600)
Net proceeds on note payable -- related party...............    1,154,232        551,000
Payments on consulting contracts............................      (85,599)            --
                                                              -----------    -----------
          Net cash provided by financing activities.........    1,188,233        298,067
                                                              -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................      (95,853)    (1,220,848)
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR..............      111,133      1,331,981
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS -- END OF YEAR....................  $    15,280    $   111,133
                                                              ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest...............................................  $   246,219    $    89,173

---------------

See notes to the consolidated financial statements for certain noncash investing and financing activities.

   The accompanying notes are an integral part of these financial statements.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, BACKGROUND AND INDUSTRY SEGMENT

     The consolidated financial statements include the accounts of Sentex Sensing Technology, Inc. and its wholly-owned subsidiaries (the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation.

     The Company's business is confined to a single industry segment, manufacturing analysis equipment. One of the subsidiaries, Sentex Systems, Inc., whose assets and operations were disposed of in the year ended November 30, 1998, was engaged in the business of developing, manufacturing and selling automated gas chromatography devices designed to detect the presence of certain substances by identifying and measuring the concentrations of certain atmospheric vapors (see Note 14). Monitek Technologies, Inc. ("Monitek") was acquired by the Company on November 30, 1996 and designs, develops, assembles and markets instruments for the measurement of clarity (turbidity), suspended solid content, color, purity, flow, level and volume of liquids in industrial waste water environments. Monitek GmbH, a wholly-owned subsidiary of Monitek, was formed in Germany to sell and service Monitek's products throughout Continental Europe. At November 30, 1999, Monitek GmbH's assets, located in Continental Europe, represent approximately 41% of the Company's total consolidated assets. A new subsidiary, Cypress Instruments, Inc. ("Cypress"), was acquired by the Company on March 5, 1998 for the purpose of acquiring a new product line that was currently under development. The products under development are similar to those of Monitek and have been folded into their existing product lines.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Going Concern. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has in the past and continues to sustain substantial net and operating losses. In addition, the Company has used substantial amounts of working capital in its operations which has reduced the Company's liquidity to a very low level. Additionally, the Company's stock is no longer listed on the NASDAQ Small Cap Market tier of the NASDAQ stock market and is now traded on the Over-the-Counter Bulletin Board which might limit the Company's ability to raise equity capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company's ability to continue in existence is primarily dependent upon its ability to arrange adequate financing and to attain satisfactory levels of operating cash flows.

     B. Inventories. Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

     C. Property and Equipment. Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of the respective assets.

     When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period. The cost of maintenance and repairs is included in the statements of operations as incurred; significant renewals and betterments are capitalized.

     D. Revenue Recognition. The Company records revenue as products are shipped to customers.

     E. Research and Development Costs. Research and development costs are expensed as incurred.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     F. Cash and Cash Equivalents. Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

     G. Concentration of Credit and Risk Factors. Financial instruments which potentially subject the Company to concentrations of credit risk are cash and equivalents, investments in certificates of deposit and accounts receivable arising from its normal business activities. Concentrations of credit risk with respect to trade receivables are limited, due to the number of customers comprising the Company's customer base and their disposition across different industries and geographic areas. Bad debt expenses have not been material. The Company places its cash and cash equivalents with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk.

     The Company operates in an environment with many financial risks, including, but not limited to, its lack of history of profitable operations, the inherent risks associated with new product research and development, the highly competitive nature of the industry in which it operates and worldwide economic conditions. The Company's ability to capitalize on its current and emerging technology and diversity of its operations and products is also dependent upon the Company's ability to obtain the necessary capital through operating cash flow, additional borrowings or additional equity funds.

     H. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     I. Income Taxes. The Company utilizes Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those temporary differences that have future tax consequences using the current enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will, more likely than not, be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

     The Company has no current plans to repatriate undistributed earnings of Monitek's foreign subsidiary. Therefore, no tax has been provided to cover the repatriation of such undistributed earnings. The cumulative amount of undistributed earnings for which the Company has not provided United States income taxes is not material.

     The Company has terminated its IC-DISC and, therefore, has begun repatriation of the undistributed earnings of the IC-DISC. The undistributed earnings of approximately $780,000 are recognized as income by the Company over a 10-year period ending March 31, 2001.

     J. Fair Value of Financial Instruments. The fair values of cash, accounts receivable, accounts payable and other short-term obligations approximate their carrying values because of the short maturity of these financial instruments. The carrying values of the Company's long-term obligations approximate their fair value. In accordance with Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, rates available at balance sheet dates to the Company are used to estimate the fair value of existing debt.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     K. Foreign Currency Translation. The Company accounts for foreign currency translation in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. The functional currency of the Company's German subsidiary is the deutsche mark. All transactions of that subsidiary denominated in currency other than the functional currency are remeasured into the functional currency with the resulting gain or loss included as foreign currency transaction gains or losses in the accompanying consolidated statements of operations. Assets and liabilities denominated in currencies other than U.S. dollars are translated at year end exchange rates and all statement of operations items are translated at the weighted average exchange rate for the year.

     L. Loss Per Share. Loss per share is calculated using the weighted average number of shares outstanding.

     M. New Authoritative Pronouncements. In June 1997, SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, was issued. SFAS No. 131 changes the standards for reporting financial results by operating segments, related products and services, geographic areas and major customers. The Company adopted the new standard, which did not materially affect the Company's financial statements.

     In June 1998, SFAS 133, Accounting for Derivative Instruments and Hedging Activities, was issued. SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 is effective for fiscal years beginning after June 15, 2000. Management believes this pronouncement will have no effect on the financial statements.

NOTE 3. ACQUISITIONS

     In March 1998, the Company acquired 100% of the outstanding stock of Cypress Instruments, Inc. ("Cypress") for the purpose of acquiring a new product line that was under development. The acquisition was not material to the overall business of the Company and was accounted for as a purchase. Consideration in the amount of $150,000 was given in the form of a contingent payment. The excess of the aggregate purchase price over the estimated fair value of the net assets acquired (goodwill) was $150,000, and is being amortized over 20 years. In connection with the acquisition, the Company entered into consulting agreements with the former shareholders of Cypress (see Note 9).

     On November 30, 1996, the Company acquired 100% of the outstanding stock of Monitek Technologies, Inc. (see Note 1). The acquisition was accounted for as a purchase and resulted in the issuance of 11,659,681 common shares and convertible notes having face and discounted values of $622,000 and $468,000, respectively, in exchange for 100% of the outstanding stock and other securities of Monitek. The acquisition cost attributable to the common shares of $348,000 was based on the estimated fair value, including goodwill, of the net assets acquired, net of the cost attributable to the convertible notes and before costs associated with the registration of the securities issued ($150,000, which was charged against stockholders' equity). In addition, the total acquisition cost includes direct acquisition costs of $72,319. The estimated fair market value of tangible assets and liabilities acquired was $2,650,153 and $2,013,236, respectively. The excess of the aggregate purchase price over the estimated fair market value of the net assets acquired (goodwill) was approximately $251,402, which is being amortized on a straight-line basis over 20 years.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 4. INVENTORIES

     Inventories consist of the following at November 30, 1999:

Raw materials...............................................  $431,797
Work-in-process.............................................   254,430
Finished goods..............................................   276,163
                                                              --------
                                                              $962,390
                                                              ========

NOTE 5. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at November 30, 1999:

Machinery and equipment.....................................  $315,192
Furniture and fixtures......................................    17,604
                                                              --------
                                                               332,796
Less accumulated depreciation and amortization..............   209,003
                                                              --------
                                                              $123,793
                                                              ========

NOTE 6. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at November 30, 1999:

Accrued acquisition -- Cypress Instruments, Inc.............  $138,900
Accrued bonuses and other compensation......................    16,138
Accrued commissions.........................................    13,936
Accrued pension.............................................   328,764
Accrued payroll and related taxes...........................    24,198
Other accrued liabilities...................................    67,747
                                                              --------
                                                              $589,683
                                                              ========

NOTE 7. NOTES PAYABLE -- BANK AND OTHER BORROWING ARRANGEMENTS

     The Company has available a $2,000,000 demand line of credit secured by the Company's assets and the assets of the Company's Chairman of the Board. Interest is charged on a 90 day contract period at the lower of the prime lending rate or LIBOR plus 150 basis points (8.75% as of November 30, 1999). Interest is payable monthly. Amounts outstanding under the line amounted to $2,000,000 at November 30, 1999.

     During the years ended November 30, 1999 and 1998, a principal shareholder and the Company's Chairman provided the Company assistance in connection with funding its working capital needs in the form of loans and security for bank loans. As of November 30, 1999, the Company had notes payable of $1,705,232 (bearing interest at the prime rate) to its principal shareholder, CPS Capital, Ltd., in connection with such unsecured loans.

     Interest expense for the years ended November 30, 1999 and 1998 amounted to $228,525 and $182,372, respectively.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 8. CONVERTIBLE SUBORDINATED NOTES PAYABLE

     In connection with the acquisition of Monitek on November 30, 1996, the Company issued convertible notes having aggregate face and discounted values of $622,000 and $468,000, respectively. The unsecured notes, which are subordinated to all present and future obligations of the Company, have a stated interest rate of 5.05% per annum and were discounted using a yield rate of 15% to reflect management's estimate of the fair value of the debt.

     Interest on the notes is payable annually (November 30) in shares of the Company's common stock based on the average of the bid and ask prices of the shares on the last ten trading days prior to the date on which the interest payment is due. Interest expense related to the convertible subordinated notes payable amounted to approximately $1,562 and $14,645 for the years ended November 30, 1999 and 1998, respectively. In 1998, the Company issued 1,118,467 shares of common stock in satisfaction of the accrued interest. The notes were convertible at various rates ($.0194 and $.0562 on $136,414 and $485,586 of face amount, respectively) averaging $.03 per face amount of debt, into an aggregate of 15,671,969 shares of the Company's common stock.

     The notes were convertible by the holder 300 days after the second anniversary of issuance and earlier under certain conditions including certain changes in control or the restructuring/recapitalization of the Company. The notes could be converted at the Company's option 345 days after the second anniversary of issuance into that number of shares by dividing the face amount of the note by $.075 or at a time earlier at the standard conversion rates ($.0194 and $.0562) if there is a proxy contest for control of the Company's Board of Directors or if the Company is unable, in the judgment of the Company's Board of Directors, without compelling such a conversion, to obtain the requisite shareholder vote to approve a material transaction approved by the Board of Directors. The conversion terms contain standard anti-dilutive provisions to adjust the conversion price. In the event the notes are not converted, they become due on November 30, 1999.

     In 1998, a board resolution was proposed to allow the holder of significantly all of the Company's convertible subordinated notes payable to convert its notes immediately without regard to restrictions thereon in the hopes of reducing the amount of the Company's debt. The holder agreed to convert the notes if CPS Capital, Ltd. ("CPS") purchased the common shares that would be held by the holder following conversion. CPS agreed to purchase the common shares (including shares issued in satisfaction of accrued interest) for approximately $230,000. Pursuant to the board resolution, convertible notes, having a face value of $609,578 and a carrying value of $529,690, were converted into 15,450,937 shares of the Company's common stock. The remaining face and carrying values of the subordinated notes at November 30, 1999 amounted to $12,423 and $11,348, respectively.

NOTE 9. CONSULTING CONTRACTS PAYABLE

     In connection with the purchase of Cypress (see Note 3), the Company entered into consulting agreements with the principal stockholders of Cypress. Payments under the agreements total $385,049 and are payable over thirty-six months. The Company has included the cost of the contracts in other assets and the payment requirements as a liability in its financial statements. The cost of contracts will be ratably expensed over the thirty-six month period of the contracts. As of November 30, 1999, the following is a schedule of future payment requirements:

2000........................................................  $128,350
2001........................................................   128,350
2002........................................................    32,200
                                                              --------
                                                              $288,900
                                                              ========

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 10. COMMITMENTS AND CONTINGENCIES

     The Company leases certain equipment and occupies premises under various operating leases. Rental expense amounted to approximately $315,000 and $272,000 (of which $-0- and $32,500 were for related party leases) for the years ended November 30, 1999 and 1998, respectively. Future minimum payments under leases that have initial or remaining terms in excess of one year are as follows at November 30, 1999:

2000........................................................  $135,442
2001........................................................    73,333
                                                              --------
                                                              $208,775
                                                              ========

NOTE 11. STOCK INCENTIVE PLAN

     The Company has a long-term incentive plan ("Incentive Plan") to provide current and future directors, officers and employees incentives to stimulate their active interest in the development and financial success of the Company. The Incentive Plan provides for the granting of "incentive stock options," under
Section 422 of the Internal Revenue Code of 1986, as amended, or other stock options, stock appreciation rights, restricted or nonrestricted stock awards to purchase not more than 7,000,000 shares (which shares have been reserved by the Company) of common stock as determined by the Company's Incentive Plan Committee (the "Committee"). The option prices per share of common stock, which is the subject of incentive stock options and other stock options under the Incentive Plan, shall not be less than 100% of the fair market value of the Company's shares of common stock on the date such option is granted. The Committee shall determine when each option is to expire but no option shall be exercisable for a period of more than 10 years from the date upon which the option is granted. Generally, options granted under the Incentive Plan vest or terminate upon the employee leaving the Company and are subject to automatic acceleration of any vesting requirements given certain changes in control of the Company.

     Stock appreciation rights may be awarded by the Committee at the time or subsequent to the time of the granting of options. Stock appreciation rights awarded shall provide that the option holder shall have the right to receive an amount equal to 100% of the excess, if any, of the fair market value of the shares of common stock covered by the option over the option price. Such amount shall be payable, as determined by the Committee, in one or more of the following manners: (a) cash; (b) fully-paid shares of common stock having a fair market value equal to such amount; or (c) a combination of cash and shares of common stock. As of November 30, 1999, the Company has not granted any awards under the Incentive Plan.

     Stock options outstanding at November 30, 1996 consisted of Monitek stock options that were automatically converted, at the date of acquisition (see Note
3), into options to purchase 2,583,110 of the Company's common shares at an average exercise price of $.1038 per share and a range of $.0725 to $.1812 per share. During the year ended November 30, 1997, 241,412 shares under option were forfeited and 689,749 shares under option expired by their terms but were extended for an additional 18 months with an exercise price equal to the original exercise price of $.1812 per share (the fair value of the options under SFAS 123 was not material). During the years ended November 30, 1999 and 1998, 776,002 and 1,307,075 shares under option expired or were forfeited. Options outstanding to purchase the Company's stock at November 30, 1999 amounted to 258,621 shares at an exercise price of $.0725 per share.

NOTE 12. PROFIT-SHARING PLAN

     The Company has a profit-sharing plan and a 401(k) retirement plan for the benefit of eligible employees. Contributions under the plans are determined at the discretion of the Board of Directors and are credited to employees based upon a percentage of eligible salaries. The Company elected to suspend all contributions for the years ended November 30, 1999 and 1998.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 13. INCOME TAXES

     As referred to in Note 1, the Company utilizes SFAS 109, Accounting for Income Taxes. A reconciliation between the Company's effective income tax rate and the statutory federal income tax rate is as follows for the years ended November 30:

                                                             1999       1998
                                                             -----      -----
Expected federal income tax benefit at the statutory
  rate.....................................................  (34.0)%    (34.0)%
Increase in taxes resulting from:
  Effect of operating loss for which no tax carrybacks are
     available.............................................   34.0       33.9
Other......................................................     --        0.1
                                                             -----      -----
                                                                --%        --%
                                                             =====      =====

     The tax effects of significant temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below for the years ended November 30:

                                                         1999          1998
                                                      ----------    ----------
Deferred tax assets:
  Allowance for doubtful accounts and miscellaneous
     other..........................................  $  (17,600)   $  (24,200)
  Net operating loss carryforward...................   1,846,200     1,525,400
                                                      ----------    ----------
          Total gross deferred tax assets...........   1,828,600     1,501,200
  Less valuation allowance..........................   1,828,600     1,501,200
                                                      ----------    ----------
          Net deferred tax assets...................  $       --    $       --
                                                      ==========    ==========

     The deferred tax assets do not include deferred tax assets related to purchased net operating loss carryforwards that are subject to usage limitations (see below).

     The Company established a valuation allowance against tax benefits that are potentially available to the Company but have not yet been recognized. This valuation allowance relates to the amount of net operating loss carryforwards in excess of existing net taxable temporary differences and to certain deductible temporary differences that may not reverse during periods in which the Company may generate net taxable income. During the years ended November 30, 1999 and 1998, the Company recorded increases of $327,400 and $591,000, respectively, in the valuation allowance primarily as a result of the net operating loss generated during the year.

     At November 30, 1999, the Company had approximately $11,695,000 of net operating loss carryforwards available to offset future federal taxable income. The federal net operating loss carryforwards expire at various dates through 2019. Federal tax law imposes restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership. The Company's net operating loss includes approximately $6,265,000 of loss carryforwards that are subject to limitations as a result of these provisions.

NOTE 14. LOSS ON SALE OF ASSETS

     In September 1998, the Company divested itself of Sentex Systems, Inc.'s operation, which generated less than 15% of the Company's revenues, but a much more significant part of the Company's losses. The Company agreed to sell all of the outstanding capital stock of Sentex Systems, Inc. to a company which is principally owned by Amos Linenberg. Prior to the sale, Mr. Linenberg was the President of Sentex Systems, Inc. and an Executive Vice President of the Company. In the past, Mr. Linenberg has been a principal

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 14. LOSS ON SALE OF ASSETS -- CONTINUED shareholder of the Company and served as a director of the Company. In consideration for all of the capital stock of Sentex Systems, Inc., Mr. Linenberg terminated his existing Employment Agreement as of June 30, 1998, which, from July 1, 1998 through February 28, 2000, would have required payments to Mr. Linenberg of approximately $325,000. Except for approximately $20,000 in expenses, the Company paid all operating costs and expenses of Sentex Systems, Inc. through June 30, 1998 and the Buyer assumed all the costs and operating expenses of Sentex Systems, Inc. from July 1, 1998 through the closing. The Company incurred a $423,283 loss, representing the disposal of the net assets of Sentex Systems, Inc.

NOTE 15. RELATED PARTY TRANSACTIONS

     Effective March 1, 1996, the Company entered into a management agreement with an affiliate and significant shareholder, CPS Capital, Ltd., to perform management and executive services at an annual fee of $193,800, payable ratably each month, plus any reasonable "out-of-pocket" expenses. In June 1996, under the terms of the Amended and Restated Management Agreement, the annual fee was increased to $393,800 to account for the increase in tasks and responsibilities relating to the operation of Monitek. Due to the present financial condition of the Company, CPS has not received payment under the Amended and Restated Agreement since May 1997, but the Company has accrued such expense. On May 15, 1998, CPS and the Company entered into the Second Amended and Restated Management Services Agreement, pursuant to which CPS agreed to accept 5,025,745 common shares in lieu of accrued management fees equaling $196,900, representing fees for the second half of fiscal 1997.

     In December 1997, CPS and the Company agreed to a reduced management fee of $250,000 for fiscal 1998 and, in December 1998, the parties agreed to reduce the fee to $200,000 for fiscal 1999. CPS and the Company have agreed that the balance due as of November 30, 1998, which totals $125,000, and the fee for fiscal 1999 ($200,000) will be paid at some future time when the financial condition of the Company improves.

                SENTEX SENSING TECHNOLOGY, INC. AND SUBSIDIARIES

NOTE 16. SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in one industry segment as described in Note 1 and two geographical reporting segments. Sales and operating losses for the years ended November 30, 1999 and 1998, and identifiable assets classified by the major geographic areas in which the Company operates, are as follows:

                                                     YEAR ENDED NOVEMBER 30,
                                                    --------------------------
                                                       1999           1998
                                                    -----------    -----------
Sales to unaffiliated customers:
  United States
     Domestic.....................................  $ 1,315,848    $ 2,109,442
     Export sales.................................      412,921        423,040
  Continental Europe..............................    2,385,790      3,057,109
Intercompany transfers............................      642,346        396,846
Eliminations......................................     (642,346)      (396,846)
                                                    -----------    -----------
Net sales.........................................    4,114,559      5,589,591
Operating loss:
  United States...................................     (734,372)    (2,053,572)
  Continental Europe..............................     (496,014)       (57,054)
                                                    -----------    -----------
Total operating loss..............................   (1,230,386)    (2,110,626)
Interest expense..................................     (230,087)      (223,597)
Other income, net.................................       20,026        129,567
                                                    -----------    -----------
Loss before income tax expense....................  $(1,440,447)   $(2,204,656)
                                                    ===========    ===========
Identifiable assets:
  United States...................................  $ 1,460,523    $ 1,707,479
  Continental Europe..............................    1,032,799      1,240,800
                                                    -----------    -----------
Total assets......................................  $ 2,493,322    $ 2,948,279
                                                    ===========    ===========

NOTE 17. SUBSEQUENT EVENT

     On March 14, 2000, the Company announced the sale of the business conducted by Monitek and Monitek GmbH to Metrisa, Inc. (MTRE) of Bedford, Massachusetts. Under terms of the sale, the Company will sell substantially all of its Monitek and Monitek GmbH assets to Metrisa for cash, notes, the assumption of selected liabilities, and Metrisa stock. The consideration received upon the sale of the assets will not be sufficient to pay any dividends or distributions to the shareholders. Sentex intends to use the consideration received in the transaction to satisfy existing liabilities and, if available, purchase additional assets in other lines of business, which at this time have not been determined. Metrisa makes scientific and process control equipment for markets worldwide.

                                                                      APPENDIX A

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 14th day of March, 2000 by and among Metrisa, Inc. a Delaware corporation ("Metrisa"), Metrisa GmbH, a German company and wholly owned subsidiary of Metrisa ("Metrisa GmbH" and, together with Metrisa, the "Buyer"), Sentex Sensing Technology, Inc., a New Jersey corporation ("Sentex"), Monitek Technologies, Inc., a Delaware corporation and wholly owned subsidiary of Sentex ("Monitek"), Monitek GmbH, a German company and wholly owned subsidiary of Monitek (the "Subsidiary" and, together with Monitek, the "Seller"), and solely with respect to the provisions of Article 8 hereof, CPS Capital, Ltd., an Ohio limited liability company (the "Stockholder").

                                  INTRODUCTION

     Sentex and Seller wish to sell, and Buyer wishes to buy, substantially all of the assets of Seller not expressly excluded by Buyer hereunder, which assets relate to Seller's optical and acoustic instrument business (the "Business"), on the terms and conditions set forth herein. The Stockholder, as a significant stockholder and creditor of Sentex and Monitek, is willing to provide certain limited indemnifications.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE; CLOSING

     SECTION 1.01. Purchase and Sale of Seller's Assets.

          (a) With the exception of those tangible assets which Buyer has elected to exclude in accordance with subsection (b) below, and otherwise subject to the terms and conditions of this Agreement, Sentex shall cause Seller to, and Seller shall, sell, convey, transfer, assign and deliver to Buyer at the Closing (as hereinafter defined), free and clear of all liens, security interests, mortgages, encumbrances and restrictions, other than as provided herein, all of Seller's assets and properties of every kind, nature and description, whether tangible or intangible (collectively, the "Purchased Assets"), including, without limitation, the following assets of
     Seller:

             (i) all accounts receivable, customer, security and utility deposits, and prepaid expenses of the Business not listed in Schedule 1.01(b);

             (ii) all tangible assets, including, without limitation, inventories not referenced on Schedule 1.01(b), work in process, finished goods and raw materials, tooling, machinery, equipment, parts, supplies, tangible assets listed on Schedule 2.08, vehicles, laboratory and office equipment, furniture and other fixed assets and leasehold improvements not listed in Schedule 1.01(b);

             (iii) all intangible assets and records used or useful in connection with the Business, including, without limitation, all goodwill, trademarks, trade names (excluding the name "Sentex" or any forms thereof), service marks (whether or not registered), service names, copyrights and applications therefor, patent rights and patent applications pending, brand names, commercial and technical trade secrets, licenses, inventions, processes, know-how, confidential information and other proprietary property, rights and interests; application and operational software, distributor and representative lists, bills of material, vendor lists, laboratory notebooks, engineering designs and drawings and all other operational books, records, and data used in the Business, and all assembly drawings, parts, lists, purchase orders, and purchase commitments and all other contract rights, schematics and component and test specifications, and manufacturing, inspection, and operating procedures, all financial, accounting and operating data and records (provided Seller may make copies for itself to the extent reasonably necessary to prepare government reports or for its stockholders legitimate business needs), including, without limitation, all books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, business plans, projections, reference catalogs, payroll and personnel records and all other similar property, rights and information;

             (iv) subject to section 1.02, all existing orders and backlog, sales proposals, open quotations, sales leads, and bids from or to customers and potential customers of the Business not listed in Schedule 1.01(b); and

             (v) subject to section 1.02, all rights under all leases, license agreements, software licenses, contracts, agreements, sale orders, purchase orders and other commitments, warranties and warranty claims and awards, prepaid expenses and retentions not listed in Schedule 1.01(b).

          (b) Notwithstanding the foregoing, Seller shall not transfer and assign to Buyer, and the Purchased Assets shall not include, the following assets of Seller (collectively, the "Excluded Assets"): (i) the minute books of Seller; (ii) Seller's rights under this Agreement; (iii) cash and cash equivalents on hand, if any, as of the Closing; and (iv) those assets listed on Schedule 1.01(b) by Buyer.

          (c) The Buyer and Seller acknowledge and agree that the Subsidiary shall sell and Metrisa GmbH shall purchase that portion of the Purchased Assets owned by the Subsidiary as of the Closing, together with certain other Purchased Assets owned by Monitek allocated between Metrisa and Metrisa GmbH prior to the Closing.

     SECTION 1.02. Assignment of Contracts and Agreements.

          (a) Effective on the Closing Date, all purchase contracts, supply contracts, consignment stock contracts, and all distributor and agency contracts relating to the Business which are not listed on Schedule 1.01(b) shall be assigned by Seller to Buyer (and allocated between Metrisa and Metrisa GmbH as they shall determine prior to the Closing).

          (b) Prior to the Closing, the parties hereto shall use reasonable efforts to obtain such consents of third parties as may be required for the assignment of the contracts referred to in subparagraph (a) above. If in any specific instance such consent cannot be obtained, Buyer may nevertheless in its discretion as of the Closing accept the assignment of any such contract or exclude any such contract from the Purchased Assets by amendment of Schedule 1.01(b) together with the exclusion of any related assumed liabilities by appropriate amendment of Schedule 1.04(a) or
     Schedule 1.04(b).

          (c) Obligations and liabilities under such contracts for continuing or recurring performance or for divisible performance which are assumed by Buyer shall be allocated on a time basis between the periods before and after the Closing and the value of any performance advanced by, or outstanding and due from, Seller or the respective other parties to contracts shall be allocated between Seller and Buyer. Where Seller, in respect of contracts transferred and assigned, has already received payments on account for which no performance has yet been effected, such payments (to the extent not previously accounted for) on account shall be remitted to Buyer. Where Seller has already effected performance in respect of contracts transferred and assigned to Buyer and payment therefor has not yet been made, any amounts (to the extent not previously accounted for) received by Buyer in payment of such performance shall be remitted to Seller. In furtherance of the foregoing, all benefits, obligations and liabilities relating to such assumed contracts that arise after the Closing shall inure to the benefit of, or shall be assumed by, Buyer in accordance with section 1.04.

     SECTION 1.03. Purchase Price.

          (a) Amount. The aggregate purchase price to be paid by Buyer for the Purchased Assets shall be the Closing Purchase Price (as hereinafter defined), which shall be payable as set forth below.

          (b) Certain Definitions.

             (i) "Base Purchase Price" means $1,490,077 calculated in accordance with Schedule 1.03(b)(i).

             (ii) "Closing Balance Sheet" means the consolidated balance sheet of Seller as of immediately prior to the Closing, prepared after the Closing by Buyer in accordance with generally accepted accounting principals or the equivalent under the laws of Germany ("GAAP"), on a basis consistent with, and modified by, the procedures and practices used in the preparation of Seller's Balance Sheet (as defined in section 2.05), which shall not include the Excluded Assets, as finally determined in accordance with section 1.02(e) or any liabilities not assumed by Buyer.

             (iii) "Closing Purchase Price" means the sum of the Intangible Purchase Price and the Base Purchase Price (y) reduced or increased by the amount by which the Net Asset Value (as hereinafter defined) is less than or exceeds, as the case may be, the Base Purchase Price and (z) reduced by the amount of any loans or advances by Buyer to Seller or Sentex prior to the Closing.

             (iv) "Intangible Purchase Price" means 160,000 shares ("Shares") of Metrisa's common stock, $.50 par value, to be paid by Buyer to Seller in connection with the purchase of all intangible assets and records of Seller used or useful in connection with the Business as further described in section 1.01 with such Shares allocated between Monitek and the Subsidiary in proportion to the dollar value of the intangible assets of Monitek and the Subsidiary shown on their respective Closing Balance Sheets.

             (v) "Net Asset Value" means the net book value of the tangible assets of Seller included in the Purchased Assets as of immediately prior to Closing, determined on a consolidated basis as to Seller in accordance with GAAP, on a basis consistent with, and modified by, the procedures and practices used in the preparation of Seller's Balance Sheet. For purposes of determining Net Asset Value, no value shall be attributed to assets listed on Schedule 1.01(b) or to intangible assets, including, without limitation, goodwill, the previous write-up of assets associated with the acquisition of Monitek by Sentex, the value of any software, any value placed on Cypress Instruments, Inc. ("Cypress") by Sentex, or any other intellectual property of any kind or description.

             (vi) "Net Liabilities Amount" means the amount of the Assumed Liabilities (as defined in section 1.04) as of immediately prior to Closing, determined on a consolidated basis as to Seller in accordance with GAAP, on a basis consistent with the procedures and practices used in the preparation of Seller's Balance Sheet, it being acknowledged that no amount will be included in the Net Liabilities Amount if an accrual for such liability would not be required under GAAP.

          (c) Pre-Closing Estimated Purchase Price Certificate. At least four days before the Closing, Sentex and Seller will furnisher to Buyer an estimated Closing Balance Sheet together with a certificate (the "Estimated Purchase Price Certificate") in the form of Schedule 1.03(c) attached hereto setting forth (i) the estimated Net Asset Value, (ii) the estimated Net Liabilities Amount, and (iii) the estimated Closing Purchase Price.

          (d) Payment. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay the Intangible Purchase Price together with the Base Purchase Price, to Monitek and the Subsidiary based on the allocation described in section 1.03(b)(iv) and the portion of the Net Asset Value of the Purchased Assets purchased by Metrisa and Metrisa GmbH with any increase or decrease to the Base Purchase Price by the difference in the Net Asset Value and the Base Purchase Price shown on the Estimated Purchase Price Certificate and approved by Buyer. In the case of the payment of the Intangible Purchase Price, payment shall be made by delivery of the Shares registered in the name as directed by Sentex and, in the case of the payment of the Base Purchase Price, payment shall be made by (i) assumption of the estimated Net Liabilities Amount shown on the Estimated Purchase Price Certificate, (ii) payment in cash of $500,000, reduced by the amount of any loans or advances by Buyer to Seller or Sentex prior to the Closing, by wire transfer of immediately available funds to an account directed by Sentex and (iii) payment of the Additional Amount (as hereinafter defined) by execution and delivery of the form of Promissory Note attached hereto as Exhibit 1.03(d)(i) (the "Promissory Note"), registered in the name directed by Sentex, which Promissory Note shall be secured by a security interest junior to Buyer's existing creditors pursuant to the Security Agreement attached hereto as Exhibit 1.03(d)(ii). The "Additional Amount" shall be the Base Purchase Price, with any increase or decrease thereto shown on the Estimated Purchase Price Certificate and approved by Buyer, less the sum of $500,000 and the estimated Net Liabilities Amount shown on the Estimated Purchase Price Certificate, provided, however, if the Additional Amount is less than zero, the amount by which the Additional Amount is less than zero shall be set-off dollar-for-dollar against the cash portion of the Base Purchase Price payable at Closing. Any indebtedness or advances by Buyer to Seller or Sentex prior to the Closing which reduce the Base Purchase Price in accordance herewith shall be canceled effective as of the Closing.

          (e) Determination of Closing Purchase Price.

             (i) Within forty-five (45) days after the Closing Date, Buyer will deliver to Sentex: (A) its proposed Closing Balance Sheet and (B) a certificate (the "Closing Purchase Price Certificate"), executed by Buyer, stating that such Closing Balance Sheet was prepared as provided in paragraph (b) of this section 1.02 and setting forth (W) a reconciliation of the changes to the proposed Closing Balance Sheet from the estimated Closing Balance Sheet, (X) the Net Asset Value, (Y) the Net Liabilities Amount and (Z) a computation of the Closing Purchase Price.

             (ii) If Sentex delivers written notice (the "Disputed Items Notice") to Buyer within fifteen (15) days after receipt by Sentex of the proposed Closing Balance Sheet and the Closing Purchase Price Certificate, stating that Sentex objects to any items on the Closing Balance Sheet, specifying the basis for such objection and setting forth Sentex's proposed modification to the Closing Balance Sheet and computation of the Closing Purchase Price, Buyer and Sentex will attempt to resolve and finally determine the Closing Purchase Price and agree upon a Closing Balance Sheet as promptly as practicable.

             (iii) If Buyer and Sentex are unable to agree upon the Closing Purchase Price and the Closing Balance Sheet within forty-five (45) days after delivery of the Disputed Items Notice, Buyer and Sentex will select by lot an independent "Big-5" accounting firm (other than any firm retained by Sentex or Buyer) to resolve the disputed items and make a determination of the Closing Purchase Price and Closing Balance Sheet. Such determination will be made within thirty (30) days after such selection and will be binding upon the parties. The fees, costs and expenses of the accounting firm so selected will be borne fifty percent (50%) by Buyer and fifty percent (50%) by Sentex.

             (iv) If Sentex does not deliver the Disputed Items Notice to Buyer within fifteen (15) days after receipt by Sentex of the Closing Purchase Price Certificate, the Closing Purchase Price specified in the Closing Purchase Price Certificate and the Closing Balance Sheet will be conclusively presumed to be true and correct in all respects and will be binding upon the parties.

             (v) At such time as the Closing Purchase Price is finally determined, either (A) Buyer shall pay Seller an aggregate amount equal to the Closing Purchase Price less the amount paid at Closing under section 1.02(d) pursuant to a dollar for dollar increase in the principal amount due pursuant to the Promissory Note or (B) Seller shall pay Buyer an aggregate amount equal to the excess of the amount paid at Closing under section 1.02(d) over the Closing Purchase Price pursuant to a dollar for dollar decrease in the principal amount due pursuant to the Promissory Note, provided, however, if such decrease would reduce the principal amount of the Promissory Note to less than zero, such excess amount shall be paid in cash to Buyer by wire transfer of immediately available funds.

     SECTION 1.04. Assumption and Exclusion of Liabilities. At the Closing, Buyer (with appropriate allocation between Metrisa and Metrisa GmbH as they shall determine prior to the Closing) shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof, only the following liabilities and obligations of Seller existing as of the Closing (the "Assumed Liabilities"):

          (a) all obligations of Seller for future performance as of the Closing under certain leases, license agreements, trade payables, contracts, agreements, unfilled product sale and purchase orders for materials, services and supplies as set forth on Schedule 1.04(a);

          (b) all obligations arising with respect to certain purchase orders of Seller's customers as set forth on Schedule 1.04(b);

          (c) all obligations of Seller described on Schedule 1.04(c);

     Except for the Assumed Liabilities, Buyer shall not assume or in any way be responsible for any other liabilities or other obligations of Sentex or Seller of any kind, including, without limitation debts, accounts payable, indebtedness for borrowed money and any indebtedness owed by Sentex or Seller to their respective lenders or stockholders, amounts owed in respect of taxes, any severance, wages accrued for periods prior to the Closing, unpaid vacation or sick leave or other amounts owed to employees or former employees of Sentex or Seller upon termination of employment or otherwise or with respect to any pension, profit sharing, retirement, employee benefit or similar plan or arrangement, including, without limitation, with respect to those individuals that may be treated as employees (so called, "Scheinselbstandige") of Seller under the laws of Germany (other than vacation or sick leave assumed by Buyer in accordance with section 1.06 and listed on Schedule 1.04(c)).

     SECTION 1.05. Royalty Payments.

          (a) For a period of five (5) years following the Closing Date and subject to sections 1.05(b) and 1.05(c) hereof, Buyer will pay Monitek a royalty (the "Royalty") equal, in each period set forth below, to the applicable percentage set forth opposite such period of the Gross Navy Revenues (as hereinafter defined) during such period, as follows:

      PERIOD                ROYALTY PERCENTAGE DURING PERIOD
      ------                --------------------------------
Calendar year       10% of Gross Navy Revenues in excess of $250,000
  2000............
Calendar year        8% of Gross Navy Revenues in excess of $500,000
  2001............
Calendar year        6% of Gross Navy Revenues in excess of $500,000
  2002............
Calendar year        4% of Gross Navy Revenues in excess of $500,000
  2003............
Calendar year        2% of Gross Navy Revenues in excess of $500,000
  2004............

     "Gross Navy Revenues" shall mean the amounts received from the United States Department of Defense or any duly authorized paying agent by Buyer from the sale of acoustic products of Seller for measurement of water in jet fuel (collectively, the "Products"), net of discounts and returns and uncollectible accounts.

          (b) The Royalty shall be accounted for and paid monthly within 30 days after the end of each month during the five years following the Closing Date, except that the first such accounting and payment period shall be for the period commencing on the Closing Date and continuing through the last day of the month following the month in which the Closing occurs. No Royalties shall be due with respect to sales occurring following the fifth year after the Closing Date.

          (c) Buyer agrees to use all reasonable efforts to fill all orders for the Products prior to the end of each calendar year and further agrees that it will not intentionally delay the shipment or the completion of any order for any Products that could reasonably have been completed and shipped in the prior calendar year.

          (d) Monitek and Sentex shall have the right, not more often than once each calendar year, at their own expense, upon reasonable notice and during normal business hours, to review the books and records of Buyer to verify the amount of Royalties payable pursuant to this section 1.05. Any confidential information of Buyer that is obtained by Monitek or Sentex as a result of such review shall be kept in confidence by Monitek and Sentex and shall be protected from disclosure in the same manner as the confidential information of Monitek and Sentex.

          (e) Buyer shall be entitled to set-off against any Royalty otherwise due Monitek any amount payable to Buyer pursuant to Article 8.

     SECTION 1.06. Employees. (a) Sentex and Seller acknowledge that Buyer shall extend offers of employment only to Monitek's employees listed on Schedule 1.06(a) to be effective following the Closing. Except as described in this section 1.06, Buyer shall have no responsibility or obligation to extend offers to or hire any of Monitek's employees, including, without limitation any sales agents or others who may be deemed employees of Monitek, and all liability, costs and expense relating to any employees or sales agents of Monitek whether or not listed on Schedule 1.06(a) for salaries, wages, severance, employee benefit programs or otherwise which accrued prior to the Closing or which arises as a result of the transactions contemplated by this Agreement, except to the extent such liability, costs or expenses are Assumed Liabilities, shall be the sole and exclusive responsibility of Monitek and Sentex. Offers of employment to the employees of Monitek listed on Schedule 1.06(a) shall be on terms acceptable to Buyer in its sole discretion and Buyer shall have no responsibility or obligation with respect to any prior or existing employee benefit programs or policies of Monitek with respect to any such employees hired by Buyer. Appropriate adjustments shall be made as of the Closing Date with respect to wages and benefits, including, without limitation accrued vacation pay, payable to employees of Seller who are to become employees of Buyer effective following the Closing.

     (b) Buyer acknowledges that under German law it is required to offer all employees of the Subsidiary employment under the terms and conditions that existed between the Subsidiary and any of those employees prior to the Closing.
Schedule 1.06(b) sets forth the name of each of the Subsidiary's employees and their total annual wages, salaries and benefits. Seller represents that under the terms of its existing agreements with those employees it is not obligated to and assumes no obligation to pay any amounts greater than the amounts on
Schedule 1.06(b). Subsidiary acknowledges that immediately after the Closing Buyer will dismiss the employees set forth on Schedule 1.06(b) underneath the caption "Dismissed Employees" and that Buyer shall be entitled to offset from any payments on the Promissory Note or otherwise recover from Seller the amount of salaries, wages and benefits that are required to be and are paid to those Dismissed Employees under German law. Buyer agrees to use reasonable efforts to negotiate a severance settlement with the Dismissed Employees to reduce Seller's obligations to Buyer. If Buyer dismisses any employees on Schedule 1.06(b), other than the Dismissed Employees, prior to the first anniversary of the Closing Date, then Buyer may offset from the Promissory Note, or otherwise recover from Seller, 50% of salaries, wages and other benefits of the first two employees dismissed by Buyer that the Buyer would still be obligated to pay under German law, provided such amount will not exceed $50,000. Buyer agrees to use reasonable efforts to negotiate a settlement of such severance amounts.

     SECTION 1.07. Allocation. The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets prior to the Closing in accordance with principles and guidelines set forth in Section 1060 of the Internal Revenue Code of 1986, as amended. It is agreed by the parties that such allocation shall be arrived at by arm's-length negotiation and in the judgment of the parties shall properly reflect the fair market value of the Purchased Assets transferred pursuant to this Agreement. It is agreed that the allocations under this section 1.07 will be binding on all parties for federal, state, local and other tax purposes in connection with the purchase and sale of the Purchased Assets, and will be consistently reflected by each party on its tax returns.

     SECTION 1.08. The Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets hereunder will take place at the offices of Choate, Hall & Stewart in Boston, Massachusetts on May 15, 2000, or if the conditions set forth in Article 6 herein are not then satisfied or waived, at such later date as is two business days after satisfaction or waiver of such conditions (the "Closing Date") or such other time as the parties may mutually agree.

     SECTION 1.09. Deliveries at Closing. At the Closing: (a) upon satisfaction or waiver of the conditions set forth in section 6.02 herein, Sentex and Seller will deliver or cause to be delivered to Buyer the instruments, consents, opinions, certificates and other documents required by section 6.01; and (b) upon satisfaction or waiver of the conditions set forth in section 6.01 herein, Buyer will deliver or cause to be delivered to Sentex and Seller the instruments, opinions, certificates and other documents required by section 6.02.

                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                           SELLER AND THE STOCKHOLDER

     Sentex and Seller hereby jointly and severally represent and warrant to Buyer that each of the statements contained in this Article 2 is true and correct as of the date hereof and will be true and correct as of the Closing
Date:

     SECTION 2.01. Organization, Power and Standing. Sentex, Monitek and the Subsidiary are duly organized, validly existing and in good standing under the laws of their respective jurisdictions, with all requisite corporate power and authority to own, lease and operate their properties and to carry on the Business as currently conducted. Except as set forth on Schedule 2.01, Sentex, Monitek and the Subsidiary are not required to qualify to do business as a foreign entity in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used herein, "Material Adverse Effect" means an effect that is materially adverse to the Business, assets or financial condition of Seller or that Seller knows is reasonably likely to have such a material adverse effect after the Closing.

     SECTION 2.02. Validity and Enforceability. The execution, delivery and performance of this Agreement by Sentex and Seller and the other instruments and agreements contemplated hereby are within their respective corporate powers, have been duly authorized by all necessary corporate and stockholder action and will not result in any violation of, be in conflict with or constitute a default under, any of their respective organizational documents or under any law, statute, regulation, ordinance, contract, agreement, instrument, judgment, decree or order to which any of them is a party or by which any of them is bound. This Agreement is, and each of the other agreements and instruments of Sentex and Seller contemplated hereby will be, the valid and binding obligations of each of them who are (or are to become) parties thereto, enforceable in accordance with their respective terms.

     SECTION 2.03. Subsidiaries. Other than as set forth in Schedule 2.03, Seller does not own any equity securities or have the power to vote or direct the voting of any equity securities of any entity and does not, directly or indirectly, own or have the right to acquire any equity interest in any corporation, joint venture, partnership or other entity. Seller does not have any investment in, loan to, or advance of cash or other extension of credit to any entity or individual, other than in the ordinary course of Seller's business.

     SECTION 2.04. Contracts and Commitments. Schedule 2.04 contains a complete and accurate list of all:

          (a) marketing, advertising, subscription, fulfillment or similar contracts;

          (b) contracts under which the amount payable by Seller with respect to the Business is dependent on the revenues or income or similar measure of Seller;

          (c) licenses, leases, contracts and other arrangements with respect to any material property of Seller relating to the Business;

          (d) trademark license, trademark promotion and other similar arrangements relating to the Business where Seller is either licensee or licensor;

          (e) agreements, contracts or instruments to which Seller is a party relating to the borrowing of money, the capital lease or purchase on an installment basis of any asset, or the guarantee of any of the foregoing;

          (f) contracts relating to the Business with respect to which Seller has any liability or obligation, contingent or otherwise, other than purchase orders and sales commitments providing for the payment to or from Seller of less than $15,000 and entered into in the ordinary course of Seller's business; and

          (g) any other contracts, instruments, commitments, plans or arrangements of Seller that relate to the Business.

     All the foregoing (whether written or unwritten) are herein called the "Contracts". Such list includes with respect to each Contract the names of the parties, the date thereof, and its title. Seller has furnished to Buyer copies of all Contracts. The Contracts listed on Schedule 2.04 set forth the entire agreement and understanding between Seller and the respective third parties with respect to the subject matter thereof, and, except as indicated in such Schedule, there have been no amendments or material side or supplemental arrangements to or in respect of any Contract. Each Contract is valid and binding and in full force and effect. Seller is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of the Contracts material to the Business and, to Seller's knowledge, no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a material default or material event of default under any such Contract (each a "Default").

     SECTION 2.05. Financial Statements. Seller has delivered to Buyer (a) audited consolidated balance sheets of Seller as at November 30, 1997 and 1998 and related audited consolidated statements of income, stockholders' equity and cash flow of Seller for the years then ended; and (b) Seller's consolidated balance sheet as of September 30, 1999 (the "Balance Sheet") and the unaudited consolidated statements of income, stockholders' equity and cash flow of Seller for the ten (10) month period then ended (collectively, the "Financial Statements"). Such Financial Statements and the notes thereto, if any, are complete and accurate in all material respects as to the Purchased Assets and, as to the Borrower as a whole, such Financial Statements fairly present in all material respects the financial condition of Seller at the respective dates thereof and the results of operations for the periods then ended, and were prepared in accordance with the books and records of Seller in conformity with GAAP consistently applied during the periods covered thereby.

     SECTION 2.06. Affiliate Transactions. Except as set forth on Schedule 2.06, or as otherwise disclosed in its reports filed with the Securities and Exchange Commission (the "SEC") (a) Seller is not a party to any contract or arrangement, or indebted, either directly or indirectly, to any of its officers, directors or stockholders, their relatives or Affiliates, and (b) none of such persons or entities is indebted to or has any direct or indirect ownership interest in, or any contractual relationship with, any person or entity with which Seller is or was Affiliated or with which Seller has a business relationship, or any person or entity which, directly or indirectly, competes with Seller. As used in this Agreement, the term "Affiliate" shall have the meaning given to it in Rule 12b-2 promulgated under the Exchange Act.

     SECTION 2.07. Real Property. Seller does not own any real property.
Schedule 2.07 sets forth each interest in real property leased by Seller in connection with the Business (the "Leased Property"), the lessor of the Leased Property and the annual rent payable in respect of the Leased Property. Seller enjoys a valid leasehold interest and peaceful and quiet possession of the Leased Property, is not in material default under any such leasehold and Seller has not received written notice that the lessor under any of the leases has taken action or threatened to terminate the lease before the expiration date specified in the lease. The real property listed on Schedule 2.07 includes all real property used by Seller in the conduct of the Business.

     SECTION 2.08. Personal Property. Schedule 2.08 contains a complete and accurate list of each item of personal property owned or used by Seller that has a value of at least $5,000, indicating whether each such item is owned, leased or licensed. Seller has good title to or a valid leasehold or license interest in each item of personal property used by it in the Business (including good and marketable title to all assets reflected on the Balance Sheet), free and clear of any security interests or encumbrances of every kind, nature and description. The Purchased Assets include each of the items listed on Schedule 2.08. The assets and properties of Seller include all assets currently used in the conduct of the Business and are adequate to conduct its operations as currently conducted.

     SECTION 2.09. Tax Matters. Buyer will have no liability with respect to Taxes for any period prior to the Closing with respect to the Business and Seller's operation thereof. Seller has not taken any actions that will result in, or failed to take any actions required to avoid, any security interests, liens, encumbrances, or claims on or with respect to any of the assets of Seller attributable to any failure (or alleged failure) to pay any Tax, and no such security interests, liens, encumbrances, or claims currently exist, will exist or have been alleged. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. For purposes of this Agreement, "Tax" and "Taxes" shall mean any or all federal, state, local or foreign tax of any kind whatsoever of Seller, including, without limitation, any estimated tax payments, interest, penalties or other additions thereto, whether or not disputed, and any taxes imposed under sections 1374 and 1375 of the Code.

     SECTION 2.10. Required Authorizations and Consents. Schedule 2.10 sets forth all licenses, permits and authorizations of governmental authorities held by Seller which are material to the Business (the "Authorizations"). Seller is in compliance with all such Authorizations, all of which are in full force and effect. There are no other such Authorizations that are material to the Business, or any material division thereof, as currently conducted. Except for the Authorizations and consents of third parties specified on Schedule 2.10, no consent, order, authorization or other approval, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental authority or any party to a Contract, is required on the part of Seller for or in connection with the execution, delivery or performance of this Agreement, to prevent a Default, or for Buyer to carry on the Business after Closing.

     SECTION 2.11. ERISA; Compensation and Benefit Plans.

          (a) Schedule 2.11 sets forth all employee compensation and benefit plans, agreements, commitments, practices or arrangements of any type in the United States and Germany (including, but not limited to, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) offered, maintained or contributed to by Seller for the benefit of current or former employees of Seller, or with respect to which Seller has or may have any liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under section 414(b), (c), (m) or (o) of the Code or section 4001(b)(1) of ERISA) (collectively, the "Benefit Plans"). As of the Closing, Seller will have discharged all liabilities for employee benefits and compensation under the Benefit Plans, and Buyer will have no liability of any kind with respect to any Benefit Plan.

          (b) With respect to each Benefit Plan: (i) such plan has been administered and enforced in accordance with its terms and all applicable laws, regulations and rulings in all material respects; (ii) no breach of fiduciary duty has occurred with respect to which Seller or any Benefit Plan may be liable or otherwise damaged in any material respect; (iii) no material disputes nor any audits or investigations by any governmental authority are pending or, to the knowledge of Seller, Sentex and the Stockholder, threatened; (iv) all contributions, premiums, and other payment obligations have been accrued on the financial statements of Seller in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; and
     (v) there are no claims pending or, to the best knowledge of Sentex and Seller, threatened with respect to any Benefit Plan other than claims for benefits by employees or beneficiaries arising in the normal course of operation of any such plan. No Benefit Plan is, or has ever been, subject to Title IV of ERISA. None of Seller's employees is covered by a multi-employer plan (within the meaning of section 4001(a)(3) of ERISA) to which Seller or any member of any group of trades or businesses under common control with Seller (within the meaning of section 4001(b)(1) of ERISA) has an obligation to contribute.

     SECTION 2.12. Employees and Compensation. None of Seller's employees is represented by a union, and there is no labor strike, dispute, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of Seller or any labor union actually pending or, to the best knowledge of Sentex and Seller, threatened against Seller. There are no employment, consulting, severance or similar contracts or arrangements (other than those terminable at will) with any employees of or consultants to Seller, other than as set forth on Schedule 2.12 relating to any Person listed on Schedule 6.01(j). Seller is not a party to and has no liabilities under any noncom petition agreement or arrangement with any current or former employee, officer or director of or consultant to Seller.

     SECTION 2.13. Intellectual Property. Schedule 2.13 sets forth all patents, trademarks, service marks, trade names, copyrights, franchises, licenses, and all royalty agreements and other rights with respect to the foregoing (collectively, with any registrations and applications with respect to the issuance or granting of any of the foregoing, the "Intellectual Property") owned or used by Seller in connection with the Business. Except as set forth on
Schedule 2.13, Seller holds exclusive interests in the Intellectual Property purported to be owned by it. Except as listed on Schedule 2.13, Seller has not received written notice of any claim by any Person that Seller is violating any trade mark, service mark, trade name, patent or copyright owned by any other Person or that it is using any name which is confusingly similar to that of any other Person. Except as listed on Schedule 2.13, the Intellectual Property is sufficient in all respects to enable Seller to conduct the Business as presently conducted and to enable Buyer following the Closing without restriction to manufacture, sell and distribute all products currently being sold by Seller. Except as listed on Schedule 2.13, Seller has not granted any rights to manufacture, sell or distribute any of the products currently being sold by Seller to any Person.

     SECTION 2.14. Material Adverse Changes. Since the date of the Balance Sheet, Seller has conducted the Business only in the ordinary course, and there have been: (a) no sale, transfer or other disposition of any of its assets, except in the ordinary course of business; (b) no liens, security interests or encumbrances placed upon any of its assets; and (c) no other event or condition that could have a Material Adverse Effect, except as disclosed on Schedule 2.14.

     SECTION 2.15. Inventory. Schedule 2.15 sets forth a complete and accurate list of all inventory owned or possessed by Seller as of the date of this Agreement. The inventory set forth on Schedule 2.15 is at a normal and customary level based on Seller's past practice as conducted through the Closing and the portion of the inventory included in the Purchased Assets is in good condition, is not obsolete and is saleable for its intended purposes, provided that Seller makes no representation as to the demand for such inventory.

     SECTION 2.16. Regulatory and Legal Compliance. Seller is in compliance with all foreign, federal, state or local statutes, laws, ordinances, judgments, decrees, orders or governmental rules, regulations, policies and guidelines applicable to it, except where noncompliance would not have a Material Adverse Effect. Seller has not received any written notice from any governmental or regulatory authority or otherwise of any alleged violation or noncompliance.

     SECTION 2.17. Litigation. Except as set forth on Schedule 2.17, there is no action, suit, proceeding or investigation before any court, arbitrator or governmental authority, pending, or, to the knowledge of Sentex or Seller, threatened against Seller, or against any officer, director or employee of Seller, in relation to the affairs of Seller.

     SECTION 2.18. Customers and Suppliers. Schedule 2.18 sets forth a complete list of Seller's customers and suppliers for the past two (2) years from the date hereof from which Seller derived revenues of $50,000 or more. Except as set forth on Schedule 2.18, neither Sentex nor Seller, has received any written notice, or to the knowledge of Sentex or the Seller, any other notice in the form of a communication directed to Seller, from a customer set forth on
Schedule 2.18 stating that customer intends to discontinue purchasing, or significantly reduce, purchases of products from Seller.

     SECTION 2.19. Environmental Matters. The ownership or use of Seller's premises and assets, the occupancy and operation thereof, and the conduct of Seller's Business are in material compliance with all applicable federal, foreign, state and local laws, ordinances, regulations, standards and requirements relating to safety, health, pollution, environmental protection, hazardous substances and related matters. There is no liability attaching to such premises or assets or the ownership or operation thereof as a result of any hazardous substance that may have been discharged on or released from such premises, or disposed of on-site or off-site, or any other circumstance occurring prior to the Closing or existing as of the Closing. For purposes of this section, "hazardous substance" shall mean oil or any other substance which is included within the definition of a "hazardous substance", "pollutant", "toxic substance", "toxic waste", "hazardous waste", "contaminant" or other words of similar import in any federal, foreign, state or local environmental law, ordinance or regulation.

     SECTION 2.20. Absence of Undisclosed Liabilities. Except for (a) as reflected on the Balance Sheet; (b) obligations of future performance under the Contracts and other contracts entered into in the ordinary course of Seller's business that are not required to be listed on a schedule hereto; (c) liabilities and obligations incurred in the ordinary course of Seller's business after the date of the Balance Sheet; and (d) the Assumed Liabilities, Seller has no liabilities or obligations, whether absolute, accrued, contingent or otherwise and whether due or to become due that Buyer is obligated to assume or that will affect the Purchased Assets or the Business.

     SECTION 2.21. Year 2000 Matters. The computer software embedded in or used in connection with the products sold by Seller in connection with its operation of the Business are Year 2000 Compliant (as defined below), except where non compliance would not have a Material Adverse Effect. As used herein, "Year 2000 Compliant" means that neither the performance nor functionality for all such software applications is affected by dates prior to, during, spanning or after January 1, 2000 including (a) accurately processing (including calculating, comparing and sequencing) date and time data from, into and between the years 1999 and 2000 and leap year calculations, (b) functioning without error interruption or decreased performance relating to such date and time data, (c) accurately processing such date and time data when used in combination with other technology, if the other technology properly exchanges date and time data,
(d) accurate date and time data century recognition, (e) calculations that accurately use the same century and multi-century formulae and date and time values, (f) date and time interface values which reflect the correct century and
(g) processing, storing, receiving and outputting all date and time data in a format that accurately indicates the century of the date and time data.

     SECTION 2.22. Brokers, Etc. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Sentex or Seller in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby and no such Person or entity is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them.

     SECTION 2.23. Disclosure. The representations, warranties and other statements of Seller contained in this Agreement, the Schedules hereto and all certificates delivered pursuant to this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading as of the date hereof.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Metrisa and Metrisa GmbH hereby jointly and severally represent and warrant to Seller and Sentex that each of the statements contained in this Article 3 is true and correct and will be true and correct as of the Closing Date:

     SECTION 3.01. Organization, Power and Standing. Metrisa and Metrisa GmbH are duly organized, validly existing and in good standing (or have similar status under the laws of the jurisdiction of its organization) under the laws of their respective jurisdictions, with all requisite corporate power and authority to own, lease and operate their properties and to carry on their respective business as currently conducted. Except as set forth on Schedule 3.01, Metrisa and Metrisa GmbH are not required to qualify to do business as a foreign entity in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     SECTION 3.02. Validity and Enforceability. This Agreement is, and each of the other agreements and instruments of Buyer contemplated hereby will be, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms. The execution and performance of this Agreement and the other instruments and agreements contemplated hereby by Buyer will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, contract, agreement, instrument, judgment, decree or order to which Buyer is a party or by which Buyer is bound.

     SECTION 3.03. Required Consents; No Defaults. Except for the consents specified on Schedule 3.03, no consent, order, authorization, approval, declaration or filing, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental authority or any party to any contract or agreement with Buyer, is required on the part of Buyer for or in connection with the execution, delivery or performance of this Agreement. Subject to obtaining the consents and other items specified on
Schedule 3.03, the execution, delivery and performance of this Agreement and other instruments and agreements contemplated hereby by Buyer will not result in any violation of, be in conflict with, or constitute a default under, any law, statute, regulation, ordinance, contract, instrument, judgment, decree or order to which any of them is a party or by which Buyer is bound.

     SECTION 3.04. Brokers, Etc. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Buyer in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby and no such Person or entity is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them.

     SECTION 3.05. Capitalization of Metrisa. The authorized capital stock of Metrisa consists of 4,000,000 shares of common stock, $.50 par value ("Common Stock"), and 10,000,000 shares of preferred stock, $1.00 par value ("Preferred Stock"). As of January 15, 2000, there were issued and outstanding 1,265,193 shares of Common Stock and no shares of Preferred Stock. As of January 15, 2000, no shares of Common Stock or Preferred Stock were held in Metrisa's treasury. All of the issued and outstanding shares of Common Stock have been duly issued and are fully paid and non-assessable. The shares of Common Stock to be issued pursuant to this Agreement will upon issuance be validly issued, fully paid and non-assessable. Except with respect to outstanding options and warrants to purchase and aggregate of 505,717 shares of Metrisa's Common Stock at a weighted average exercise price of approximately $2.66 per share, as of January 15, 2000, there were no outstanding options, warrants, convertible or exchangeable securities obligating Metrisa to issue shares of its capital stock or other securities. Metrisa has no so-called "rights plans" currently in effect that would in any way impair the economic value or voting power of the Shares to be issued pursuant to this Agreement. Neither the Certificate of Incorporation, as amended, nor the By-Laws, as amended, of Metrisa contain any provisions that would impair the Seller's ability to vote or otherwise dispose of the Shares in any manner otherwise permitted by law.

     SECTION 3.06. Metrisa Commission Reports. Metrisa has timely filed with the SEC and has made available to Seller all reports, forms and other documents required to be filed by it since October 31, 1997, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (such reports, forms and documents, together with any amendments thereto, are sometimes collectively referred to as the "Metrisa Commission Filings"). The Metrisa Commission Filings (a) either did not contain any untrue statements of a material fact or fail to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of their respective dates, or to the extent that any such misrepresentation or omission may have existed, such disclosure has been corrected by Metrisa in subsequent commission filings and (b) complied as of their respective dates in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and any applicable rules and regulations of the SEC thereunder.

     SECTION 3.07. Litigation. There is no action, suit, proceeding or investigation before any court, arbitrator or governmental authority (including, without limitation, the Securities and Exchange Commission) pending or, to the knowledge of Metrisa, threatened against Metrisa or against any officer, director or employee of Metrisa in relation to the affairs of Metrisa.

                                   ARTICLE 4

                         COVENANTS OF SENTEX AND SELLER

     SECTION 4.01. Conduct of the Business.

          (a) Seller will and Sentex will cause Seller to use its reasonable efforts under its existing financial condition to, prior to the Closing:

             (i) maintain its corporate existence;

             (ii) preserve its material business organization intact, retain its permits, licenses and franchises, preserve the existing contracts and do nothing to intentionally diminish its goodwill of its customers, suppliers, personnel and others having business relations;

             (iii) conduct its business only in the ordinary course; and

             (iv) not take any action to intentionally cause a material breach of representations and warranties of Sentex and Seller set forth in this Agreement.

          (b) Seller will not, and Sentex will cause Seller not to, prior to the Closing, without Buyer's prior written consent:

             (i) change its method of management or operations;

             (ii) dispose of or acquire any material assets or properties, other than inventory and the collection of its accounts receivables in the ordinary course of Seller's business or any of the Excluded Assets;

             (iii) except in the ordinary course of Seller's business, subject any of its properties or assets to any lien, security interest or encumbrance;

             (iv) except in the ordinary course of Seller's business, modify, amend, cancel or terminate any existing agreement material to the Business;

             (v) except in the ordinary course of Seller's business, make any change in the compensation paid or payable to any officer, director, employee, agent, representative or consultant of Seller listed on
        Schedule 6.01(j) or pay or agree to pay any bonus or similar payment (other than bonus payments to which Seller is committed, and which are disclosed in this Agreement);

             (vi) enter into any contract or agreement with respect to which Seller has any liability or obligation, contingent or otherwise, or that may otherwise have any continuing effect after the Closing, other than in the ordinary course of business, or that may place any material limitation on the method of conducting or scope of the Business;

             (vii) declare, pay or set aside for payment any dividend (in stock or property, excluding cash) or other distribution of property, excluding cash, in respect of Seller's capital stock;

             (viii) discharge any indebtedness, the effect of which might adversely affect Buyer's future relationships with customers or suppliers of Seller; or

             (ix) take any other action that would materially and adversely affect or detract from the value of Seller, its assets or the Business.

     SECTION 4.02. Access; Provision of Records. Until the Closing Date, and subject to section 5.02 hereof, Sentex will cause Seller to, and Sentex and Seller will, grant to Buyer and its representatives, reasonable access to the properties, records, books of account, contracts and other documents of Sentex and Seller, and to senior managers, employees, accountants, legal advisors, consultants and other personnel of Sentex and Seller, as requested by Buyer. No investigation or findings of Buyer shall affect the representations and warranties of Seller and Sentex hereunder. Sentex shall cause Seller to, and Seller shall, provide Buyer with access, upon reasonable notice, to meet with Seller's employees regarding offers of employment, if any, made by Buyer to Seller's employees.

     SECTION 4.03. Efforts. Seller and the Stockholder will use all reasonable efforts to cause the conditions specified in section 6.01 to be satisfied as soon as practicable.

     SECTION 4.04. No Solicitation or Negotiation.

          (a) Until the earlier of the Closing Date and April 30, 2000, neither Sentex nor Seller nor any of their affiliates, officers, directors, representatives or agents will (i) solicit, initiate or encourage any other proposals or offers from any Person relating to an Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person relating to, an Acquisition Proposal, or (iii) enter into transaction, or enter into any agreement relating to any transaction, with any Person relating to an Acquisition Proposal. "Acquisition Proposal" means any proposal (as such proposal may be amended, modified or supplemented from time to time) with respect to a merger, consolidation, share exchange or similar transaction involving Seller or any subsidiary of Seller, or any purchase of all or any significant portion of the assets of Seller or any subsidiary of Seller, or any equity interest in Seller or any subsidiary of Seller, other than the transactions contemplated hereby.

          (b) Nothing contained in this section 4.04 or any other provision of this Agreement shall prohibit the Board of Directors of Sentex from (i) taking and disclosing to the stockholders of Sentex a position with respect to a tender offer for Sentex Common Stock by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (ii) subject to the provisions of section 9.05, making such disclosure to the stockholders of Sentex as, in the good faith judgment of the Board of Directors of Sentex, upon the written advice of outside counsel, may be required to comply with its fiduciary duties under applicable law, or (iii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this section 4.04.

          (c) Nothing contained in this section 4.04 or any other provision of this Agreement shall prohibit Sentex from responding to a Superior Proposal (as defined below) if the Board of Directors of Sentex determines in good faith, and upon the written advice of counsel, that it is required to do so in the exercise of its fiduciary duties; provided, that, neither Sentex nor its Board of Directors may terminate this Agreement except in accordance with the terms hereof. A "Superior Proposal" means a bona fide, written, unsolicited proposal relating to a possible transaction described in this section 4.04 by any Person that, in the reasonable good faith judgment of the Board of Directors of Sentex, is reasonably likely to be consummated and is more favorable to the stockholders of Sentex than the terms of the transactions contemplated by this Agreement.

          (d) Sentex shall notify Buyer promptly (and in any event within forty-eight (48) hours) orally and in writing if any Acquisition Proposal, or any inquiry that could reasonably be expected to lead to an Acquisition Proposal, is made, and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the Person making such proposal or offer and the terms and conditions of such proposal or offer. Sentex will keep Buyer fully informed of the status and details (including amendments or proposed amendments) of any such proposal or offer.

     SECTION 4.05. Use of Name. Following the Closing, Buyer shall have the exclusive right to use the names "Monitek," "Monitek Technologies, Inc." and "Monitek GmbH" in connection with its operation of the Business, and Seller agrees to take all necessary action, including, without limitation, changing its name as soon as practicable after the Closing Date to a name that is not similar to such name, to allow Buyer to exercise such right, and to cease using such name immediately after the Closing, except in connection with communications designed to inform Persons of such name change.

     SECTION 4.06. Duty to Remit Payments, Orders and Business Leads. Any payments, orders for Products or leads with respect thereto received by Seller after any Closing that arose from or relate to the ownership or operation of the Purchased Assets by Buyer after such Closing shall be forwarded to Buyer by Seller within five (5) days of receipt thereof.

     SECTION 4.07. Covenant Not To Compete. Each of Sentex and Monitek agree that for a period of five (5) years following the Closing and the Subsidiary agrees that for a period of two (2) years following the Closing that neither Sentex, Monitek nor the Subsidiary shall, without the prior written consent of Buyer, directly or indirectly, own, manage, operate, control, finance or otherwise be interested or participate in the ownership, management, operation or control of or be employed by, consult or be a joint venturer with, render services to or be otherwise connected in any manner with any business or activity which is directly or indirectly competitive with the Business. Without Buyer's express written consent, each of Sentex, Monitek and the Subsidiary further agree not to hire or attempt to hire any employee or independent contractor or service provider of the Business or any former employee or independent contractor of the Business if such person has resigned from his employment with Buyer in the prior twelve (12) month period.

     SECTION 4.08. Registration. The Subsidiary shall immediately after the Closing apply in Germany for the registration in its commercial register as set forth in Exhibit 4.08 at Seller's expense and shall inform Buyer in writing immediately upon the effectiveness of such registration and provide Buyer with a copy of the corresponding excerpt from the commercial register.

     SECTION 4.09. Tax Clearance. The Seller shall reasonably cooperate with Metrisa prior to the Closing to enable Metrisa to obtain appropriate certification from the German taxing authorities that all taxes required to be paid by the Seller in Germany prior to the Closing have been paid.

                                   ARTICLE 5

                               COVENANTS OF BUYER

     SECTION 5.01. Efforts. Buyer will use all reasonable efforts to cause the conditions specified in section 6.02 to be satisfied as soon as practicable, including, without limitation, obtaining all necessary consents.

     SECTION 5.02. Confidentiality. Following the execution of this Agreement and prior to the Closing Date, Buyer, its directors, officers, employees, stockholders, representatives and agents, will not disclose to any third party or use for any purpose any of the confidential or proprietary information relating to the Business that is in its possession or knowledge and that is to be transferred to Buyer on the Closing Date (the "Information"), except to the extent such Information is in the public domain, is generally known within the industry or is obtained through lawful methods not involving a breach of this section 5.02. If the Closing does not occur as contemplated herein, Buyer shall return all Information to Seller.

     SECTION 5.03. Duty to Remit Payments. Any Excluded Assets or proceeds therefrom received by Buyer following the Closing shall be forwarded to Seller within five (5) days of receipt thereof.

     SECTION 5.04. Excluded Inventory. All inventory of Seller which Buyer elects not to purchase pursuant to Article 1 (the "Excluded Inventory") which is referenced on Schedule 1.01(b) shall be held by Buyer following the Closing but title thereto shall remain with Seller. Following the Closing, to the extent Buyer shall sell any Excluded Inventory, Buyer shall pay to Sentex the lesser of
(a) the book value of such Excluded Inventory that Buyer has sold and (b) an amount equal to the price at which such Excluded Inventory is sold, provided that Buyer shall return to Seller all Excluded Inventory that has not been sold on or before five (5) years following the Closing Date. Monitek and Sentex shall have the right, not more than once each calendar year, at their own expense, upon reasonable notice and during normal business hours, to review the books and records of Buyer to verify the amount of Excluded Inventory held by Buyer and the calculation of any payments with respect thereto due to Seller. Any confidential information of Buyer that is obtained by Monitek or Sentex as a result of such review shall be kept in confidence by Monitek and Sentex and shall be protected from disclosure in the same manner as the confidential information of Monitek and Sentex.

     SECTION 5.05. Excluded Accounts Receivable. Following the Closing, Buyer shall use reasonable efforts to collect the accounts receivable of Seller which Buyer does not elect to purchase pursuant to the terms of Article 1 (the "Excluded Accounts Receivable"). Such "reasonable efforts" shall not require Buyer to file suit or commence other legal action to collect such Excluded Accounts Receivable. Following the Closing, to the extent Buyer shall receive any payments with respect to Excluded Accounts Receivable, Buyer shall pay such amounts received to Sentex, provided that Buyer shall turn over to Seller for collection all Excluded Accounts Receivable on which payment has not been received on or before eighteen (18) months following the Closing Date.

     SECTION 5.06. Advance of Funds Prior to Closing. At any time prior to Closing, at the request of Sentex, Buyer shall promptly loan up to $50,000 to Sentex pursuant to the terms of the Promissory Note attached hereto as Exhibit 5.06(a) (the "Pre-Closing Promissory Note") which Pre-Closing Promissory Note shall be secured by the assets of Sentex and Seller pursuant to the terms of the Security Agreement attached hereto as Exhibit 5.06(b). Any such advance of funds shall be accounted for as of the Closing pursuant to section 1.02.

     SECTION 5.07. Access to Books and Records. Following the Closing, upon reasonable notice and during normal business hours, the Buyer shall allow the Seller and Sentex access to the books and records of Seller included in the Purchased Assets in order enable the Seller and Sentex to prepare any necessary governmental filings following the Closing.

                                   ARTICLE 6

                             CONDITIONS TO CLOSING

     SECTION 6.01. Conditions to Obligations of Buyer. Unless waived in writing by Buyer, the obligation of Buyer hereunder to effect the proposed transaction is subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Representations and Warranties True. The representations and warranties contained in Article 2 shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of such date unless such representation or warranty is made as of a specific date, in which case such representation and warranty shall be made as of the date specified.

          (b) Covenants Performed. Sentex and Seller shall have performed and complied in all material respects with each and every covenant, agreement and condition required to be performed or complied with by them hereunder on or prior to the Closing Date.

          (c) Licenses, Consents, Etc., Received. Sentex and Seller shall have obtained and delivered to Buyer copies of all consents, licenses, approvals and permits of other parties required to be obtained by it for the transactions contemplated hereby, in each case in which the failure to obtain the same would have a Material Adverse Effect or materially interfere with Buyer's operation of the Business following the Closing, including, without limitation, the consents listed on Schedule 2.10, and no such consent, license, approval or permit shall have been withdrawn or suspended.

          (d) No Injunctions. The consummation of the transactions contemplated hereby shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

          (e) Compliance Certificate. Sentex and Seller shall have delivered to Buyer a certificate signed by them dated by the Closing Date, confirming the satisfaction by Sentex and Seller of the conditions set forth in paragraphs (a) and (b) of this section 6.01.

          (f) Opinion of Counsel to Seller. Buyer shall have received an opinion of Baker & Hostetler, or other counsel acceptable to Buyer, as counsel for Sentex and Seller, dated as of the Closing Date, to the effect set forth in
     Exhibit 6.01(f) hereto.

          (g) Bill of Sale, Assignment and Assumption Agreement. Seller shall have entered into a Bill of Sale, Assignment and Assumption Agreement and Assignment of Patents with Buyer each in a form reasonably satisfactory to Buyer (the "Bill of Sale").

          (h) Articles of Amendment. Monitek and the Subsidiary shall have prepared for filing amendments to their respective charters changing their respective names to names that are not similar to their current names.

          (i) Certificates; Documents. Buyer shall have received from each of Sentex, Monitek and the Subsidiary copies of each of the following, certified to its satisfaction by an authorized officer of such entity: (i) the charter of such entity, certified by the Secretary of State of such entity's jurisdiction or appropriate counterpart, for Monitek GmbH; (ii) the By-Laws of such entity; (iii) a certificate of the Secretary of State or appropriate counterpart, for Monitek GmbH of the entity's jurisdiction as to the legal existence and good standing of such entity; (iv) copies of resolutions duly adopted by the Board of Directors of such entity and votes duly adopted by the stockholders, and all authorizations, corporate or otherwise, for Seller, authorizing the execution, delivery and performance of this Agreement and the sale of the Purchased Assets; and (v) copies of such other certificates and documents as Buyer may reasonably request.

          (j) Acceptance of Employment. (i) The employees of Monitek listed on
     Schedule 6.01(j)(i) shall have entered into employment agreements or otherwise accepted employment with Buyer on terms reasonably satisfactory to Buyer, the employees of the Subsidiary listed on Schedule 6.01(j)(i) shall have accepted employment under the terms Buyer is obligated to offer employment under German law and the sales representative of the Subsidiary listed on Schedule 6.01(j)(i) shall have agreed to accept a sales representative position with Buyer on substantially the same terms as he currently performs for the Subsidiary, except the commission rate shall be reduced from 20% to 15%; (ii) not less than three (3) of the employees listed on Schedule 6.01(j)(ii) shall accept employment with Buyer under the terms required by German law; and (iii) not less than one of the sales representatives listed on Schedule 6.01(j)(iii) shall have entered into an arrangement with Buyer to provide services to Buyer following the Closing on substantially the same terms provided to Subsidiary, except the commission rate shall be reduced from 20% to 15%.

          (k) Fluccomat Agreements. Seller shall have entered into an agreement with the German technical institute referred to as "BFI" containing substantially the terms described on Schedule 6.01(k)(i) as well as the entity referenced to as "Chemtronics" containing substantially the terms set forth on Schedule 6.01(k)(ii) to enable Buyer, following the Closing, to utilize the technology relating to Seller's fluccomat products without restriction and to provide for the manufacture of such products by Chemtronics.

          (l) Buyer's Approvals and Consents. Buyer shall have obtained all necessary consents and approvals of its Board of Directors and third party creditors required to be obtained by it for the transactions contemplated hereby.

          (m) Actions and Proceedings. Prior to the Closing, all actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incident hereto, including, without limitation, all stockholder and director approvals of Seller and Sentex, and all other legal matters required for such transactions shall have been reasonably satisfactory to counsel for Buyer and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and other instruments as it shall have reasonably requested.

     SECTION 6.02. Conditions to Obligations of Seller. Unless waived in writing by Sentex and Seller, the obligations of Sentex and Seller hereunder to effect the proposed transaction is subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Representations and Warranties True. The representations and warranties contained in Article 3 shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of such date unless such representation or warranty is made as of a specific date, in which case such representation and warranty shall be made as of the date specified.

          (b) Covenants Performed. Buyer shall have performed and complied in all material respects with each and every covenant, agreement and condition required to be performed or complied with by it hereunder on or prior to the Closing Date.

          (c) Licenses, Consents, Etc. Received. Buyer shall have obtained and delivered to Seller copies of all consents, licenses, approvals and permits of other parties required to be obtained by it for the transactions contemplated hereby, in each case in which the failure to obtain the same would have a Material Adverse Effect or materially interfere with Buyer's operation of the Business following the Closing, including, without limitation, the consents listed on Schedule 3.03, and no such consent, license, approval or permit shall have been withdrawn or suspended.

          (d) No Injunctions. The consummation of the transactions contemplated hereby shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

          (e) Compliance Certificate. Buyer shall have delivered to Seller a certificate, signed by an officer of Buyer, confirming the satisfaction by Buyer respectively of the conditions set forth in paragraphs (a) and (b) of this section 6.02.

          (f) Opinion of Counsel to Buyer. Seller shall have received an opinion of Choate, Hall & Stewart, counsel for Buyer, to the effect set forth in
     Exhibit 6.02(f) hereto.

          (g) Consideration. Buyer shall have paid to Seller the amount, if any, specified in section 1.02(d).

          (h) Bill of Sale, Assignment and Assumption Agreement, Promissory Note and Security Agreement. Buyer shall have entered into the Bill of Sale in such form reasonably satisfactory to it, and each of the Promissory Note and Security Agreement.

          (i) Seller's and Sentex's Approvals and Consents. Seller and Sentex shall have obtained all necessary consents and approvals of their stockholders and Boards of Directors required to be obtained by them for the transactions contemplated hereby and Sentex and Seller shall have obtained the consents referred in items 1 and 2 on Schedule 2.10 or, with respect to the contracts referenced in item 1 of Schedule 2.10, Buyer shall have agreed to accept the assignment and assumption of the contract to which the consent relates.

          (j) Certificates; Documents. Seller shall have received from Buyer copies of each of the following, certified to its satisfaction by an authorized officer of Buyer: (i) the Certificate of Incorporation of Buyer, certified by the Secretary of the State of Delaware; (ii) the By-Laws of Buyer; (iii) a certificate of the Secretary of the State of Delaware as to the legal existence and good standing of Buyer; and (iv) copies of resolutions duly adopted by the Board of Directors of Buyer and all authorizations, corporate or otherwise, for Buyer, authorizing the execution, delivery and performance of this Agreement and the sale of the Purchased Assets.

          (k) Actions and Proceedings. Prior to the Closing, all actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incident hereto, including, without limitation, all director approvals of Buyer, and all other legal matters required for such transactions shall have been reasonably satisfactory to counsel for Seller and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and other instruments as it shall have reasonably requested.

                                   ARTICLE 7

                                  TERMINATION

     SECTION 7.01. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

          (a) by mutual written consent of Buyer and Seller;

          (b) by Buyer, if Sentex or Seller shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of Sentex or Seller set forth in this Agreement shall not be true in any material respect, and such breach, failure or misrepresentation is not cured to Buyer's reasonable satisfaction within 10 days after Buyer gives Seller or the Stockholder, respectively, written notice identifying such breach, failure or misrepresentation;

          (c) by Seller, if Buyer shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of Buyer set forth in this Agreement shall not be true in any material respect, and such breach, failure or misrepresentation is not cured to Seller's reasonable satisfaction within 10 days after Seller gives Buyer written notice identifying such breach, failure or misrepresentation;

          (d) by Buyer, if the conditions set forth in section 6.01 become incapable of satisfaction;

          (e) by Seller, if the conditions set forth in section 6.02 become incapable of satisfaction;

          (f) by Seller or Buyer if the Closing shall not have occurred on or before July 31, 2000, or such other date, if any, as Seller and Buyer may agree in writing, except that this Agreement may not be terminated under this section 7.01(f) by any party that is in material breach of any representation or warranty or in material violation of any covenant or agreement contained herein; or

          (g) by Seller, if it receives a Superior Proposal pursuant to section 4.04.

     SECTION 7.02. Effect of Termination. If this Agreement is terminated (i) under section 7.01(a) or (ii) under sections 7.01(d) or (e) at such time as no party is in breach of a representation or warranty or in violation of a covenant or agreement contained herein, all further obligations of Sentex and Seller to Buyer, and of Buyer to Sentex and Seller, will terminate without further liability of any party hereto. If this Agreement is terminated under section 7.01(b), (c), (d), (e) or (f) at such time as one or more parties is in breach of a representation or warranty or in violation of a covenant or agreement contained in this Agreement, the liabilities and obligations of the parties not in breach or violation of this Agreement shall terminate, and the party or parties that are in breach or violation of this Agreement shall remain liable for such breaches and violations, and nothing shall be deemed to restrict the remedies available against such party or parties. If this Agreement is terminated pursuant to section 7.01(g), Seller shall pay to Buyer, as its exclusive remedy, the amounts provided for in section 9.02.

                                   ARTICLE 8

                                INDEMNIFICATION

     SECTION 8.01. Survival. The representations, warranties and covenants of Sentex and Seller contained herein shall survive the Closing and any investigation made by Buyer, subject to the following:

          (a) No claim against Sentex or Seller for a breach of the representations, warranties and covenants contained herein shall be brought more than two years following the Closing Date, except for (i) claims arising out of the representations and warranties contained in sections
     2.08 (with respect to title), 2.09, 2.19, 2.20 or 2.22 herein, which shall survive for a period of three years following the Closing Date, (ii) claims of which Sentex or Seller shall have been notified with reasonable specificity by Buyer within such two-year period, (iii) claims for material breaches of representations and warranties of Sentex or Seller that were known by either Sentex or Seller to be inaccurate at the Closing which shall survive for
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

     four (4) years following the Closing Date, and (iv) all other claims for indemnification against Sentex or Seller as provided in Section 8.03 which shall survive the Closing Date for a period of three (3) years, except for any claims of which Sentex or Seller have been notified with reasonable specificity by Buyer within such 3-year period.

          (b) No claim against Stockholder for indemnification as provided in
     Section 8.04 shall be brought after the earlier to occur of (i) the second anniversary of the Closing Date, and (ii) such time after the Closing that Sentex's consolidated audited balance sheet for any fiscal year indicates total consolidated stockholders' equity in excess of $1,000,000, except for claims of which the Stockholder shall have been notified with reasonable specificity by Buyer within such two-year period.

     SECTION 8.02. Limits on Indemnification. If the Closing occurs, Buyer shall not be entitled to recover any damages for a breach of the representations and warranties contained in Article 2 or the covenants contained in Article 4 unless and until Buyer's claims therefor exceed $15,000 in the aggregate, at which time Buyer shall be entitled to receive damages for all such claims, including the first $15,000; provided, that nothing in this Article 8 shall entitle Buyer to recover damages from Sentex, Seller or Stockholder in excess of (x) the aggregate dollar value of the Closing Purchase Price plus (y) the amount paid Sentex pursuant to section 1.05.

     SECTION 8.03. Indemnification by Sentex and Seller. Sentex, Monitek and Subsidiary hereby jointly and severally indemnify and hold harmless Metrisa and Metrisa GmbH, and the respective officers and directors of Metrisa and Metrisa GmbH, from and against any and all claims, liabilities, obligations, costs, damages, losses and expenses of any nature arising out of, resulting from or relating to any breach of the representations, warranties or covenants of Sentex, Monitek or Subsidiary under this Agreement, or any liabilities relating to the Purchased Assets, the Business or Monitek or Subsidiary which are not included within the Assumed Liabilities (regardless of whether information with respect thereto is set forth on a Schedule or Exhibit hereto), and all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

     SECTION 8.04. Indemnification by Stockholder. Stockholder hereby indemnifies and holds harmless Metrisa and Metrisa GmbH and the respective officers and directors of Metrisa and Metrisa GmbH from and against any and all claims, liabilities, obligations, costs, damages, losses and expenses of any nature arising out of or resulting from any breach of the representations, warranties or covenants of the Subsidiary contained in this Agreement that relate to the Subsidiary or the portion of the Business conducted through the Subsidiary, or any liabilities relating to the Subsidiary which are not included within the Assumed Liabilities (regardless of whether information with respect thereto is set forth on a Schedule or Exhibit hereto), and all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

     SECTION 8.05. Set-Off, Etc. Prior to seeking to otherwise enforce the right to indemnity hereunder, Buyer shall, in its sole discretion, be entitled to set off any claim against any amounts (a) payable to Sentex pursuant to section 1.05 or (b) payable to Sentex in connection with the Promissory Note pursuant to section 1.03, provided, however, that prior to its exercise of such setoff right, Buyer shall give Sentex thirty (30) days prior written notice to allow Sentex to settle or otherwise compromise such claim to the reasonable satisfaction of Buyer, provided that if such claim is not settled or otherwise compromised to the reasonable satisfaction of Buyer during such 30 day period, Buyer may thereafter exercise the setoff right described herein. In no event shall such offsets constitute Buyer's only remedy with respect to claims for indemnification under this Article 8.

     SECTION 8.06. Indemnification by Buyer. Buyer hereby indemnifies and holds harmless Sentex and Seller from and against any and all claims, liabilities, obligations, costs, damages, losses and expenses of any nature, arising out of, resulting from or relating to any breach of the representations, warranties or covenants of Buyer under this Agreement, or any liabilities that are included within the Assumed Liabilities and all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

     SECTION 8.07. Procedures for Indemnification of Third Party Claims. A party or parties entitled to indemnification hereunder with respect to a third party claim (the "Indemnified Party") will give the party or

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

parties required to provide such indemnification (the "Indemnifier") written notice within thirty (30) days of receipt of or knowledge concerning any legal proceeding, claim or demand instituted by any third party (in each case, a "Claim") in respect of which the Indemnified Party is entitled to indemnification hereunder. The Indemnifier shall have the right, by giving written notice to the Indemnified Party within ten (10) days after receipt of notice from the Indemnified Party and stating that it is responsible for such Claim, at its option and expense, to defend against, negotiate, settle or otherwise deal with any Claim with respect to which it is the Indemnifier and to have the Indemnified Party represented by counsel, reasonably satisfactory to the Indemnified Party, selected by the Indemnifier; provided, that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided further, that Buyer, at any time when it believes in good faith that any Claim with respect to which any Indemnifier are defending is having a material adverse effect on its business, may assume the defense and settlement of such Claim in good faith and be fully indemnified therefor; and provided further, that the Indemnifier may not enter into a settlement of any such Claim without the consent of the Indemnified Party unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified or involves other matters not binding upon or affecting the Indemnified Party. The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any Claim.

     SECTION 8.08. Procedures for Indemnification of Non-Third Party
Claims. With respect to any claim for indemnification hereunder that does not involve a third party claim, the Indemnified Party will give the Indemnifier written notice of such claim. The Indemnifier may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within ten (10) days of receipt of notice of such claim from the Indemnified Party. In the event that the Indemnifier shall dispute such claim, the Indemnifier shall provide written notice of such dispute to the Indemnified Party within twenty (20) days of receipt of notice of such claim, setting forth the basis of such dispute. Upon receipt of notice of any such dispute, the Indemnified Party and the Indemnifier shall use reasonable efforts to resolve such dispute within thirty
(30) days of the date such notice of dispute is received. In the event that the Indemnifier shall fail to provide written notice to the Indemnified Party within twenty (20) days of receipt of notice from the Indemnified Party that the Indemnifier either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifier shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once (a) the Indemnifier has acknowledged and agreed to pay any claim pursuant to this section 8.08, (b) any dispute under this section 8.08 has been resolved in favor of indemnification by mutual agreement of the Indemnifier and the Indemnified Party, or (c) any dispute under this section 8.08 has been finally resolved in favor of indemnification by order of a court of competent jurisdiction or other tribunal having jurisdiction over such dispute, the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within twenty (20) days of the date of acknowledgment or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

     SECTION 8.09. Exclusive Remedy Against Stockholder; Limitations of Remedy Against Seller and Sentex. After the Closing, the exclusive remedy of the Buyer against the Stockholder with respect to any breach of any representation, warranty or covenant of the Subsidiary under this Agreement shall be the right to pursue claims of indemnification under this Article 8. Except as aforesaid, the Buyer agrees that it will not be entitled to pursue any other remedies against the Stockholder at law or in equity. Subject in all respects to the limitations described in sections 8.01 and 8.02, after the Closing, the Buyer shall be entitled to pursue any remedies against Sentex or the Seller with respect to any breach of any representation, warranty or covenant of the Seller or Sentex under this Agreement, including, without limitation, any claim of indemnification under this Article 8 or any other remedy at law or in equity.

                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.01. Notices. Any notices or other communications required or permitted to be given hereunder shall be deemed given when received and shall be
(a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, or (c) sent by a nationally recognized overnight courier, addressed as follows:

     To Buyer:

       Metrisa, Inc.
       25 Wiggins Avenue
       Bedford, Massachusetts 01730
       Attn: President

     with a copy to:

       Choate, Hall & Stewart
       Exchange Place
       53 State Street
       Boston, Massachusetts 02109
       Attn: David Brown, Esq.

     To Sentex, Monitek or Monitek GmbH:

       1807 East 9th Street, Suite 1510
       Cleveland, Ohio 44114
       Attn: Robert S. Kendall

     with a copy to:

       William Toomajian, Esq.
       Baker & Hostetler LLP
       3200 National City Center
       1900 East Ninth Street
       Cleveland, Ohio 44114

     To the Stockholder:

       CPS Capital, Ltd.
       1807 East 9th Street, Suite 1510
       Cleveland, Ohio 44114
       Attn: Robert S. Kendall

     SECTION 9.02. Expenses. All legal and other costs and expenses incurred in connection with this agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, that, in the event of the termination of this Agreement and any of Sentex, Monitek, the Subsidiary or the Stockholder shall enter into any transaction, or enter into any agreement relating to any transaction, with any Person relating to an Acquisition Proposal directly or indirectly as a result of any negotiations or other actions in violation of section 4.04 or pursuant to a Superior Proposal, within twelve (12) months after the date hereof, Sentex shall immediately pay Buyer in cash by wire transfer of immediately available funds (a) the reasonable costs and expenses of Buyer theretofore incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys' and accountants' fees and expenses, and (b) the sum of $150,000. The obligation of Sentex to pay Buyer the sum of $150,000 pursuant to the foregoing provisions shall be secured by a security interest in the assets of Sentex and Seller substantially in accordance with the terms of the Security Agreement attached hereto as Exhibit 5.06(b).

     SECTION 9.03. Certain Taxes. Notwithstanding any provision of law, all transfer, documentary, sales, use, real property gains, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Sentex and the Stockholder when due.

     SECTION 9.04. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, provided that neither this Agreement nor any right hereunder may be assigned by any party without the written consent of Buyer, Sentex, and Seller, except that Buyer may assign any of its rights under this Agreement to any wholly owned subsidiary; provided, Buyer remains obligated to perform all of its obligations hereunder and under the Promissory Note.

     SECTION 9.05. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement, including notification of its shareholders, with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media or with its shareholders without the prior written consent of the other party (unless required by law), and in any such event, each such party shall furnish to the other parties a copy of any press release or other public announcement.

     SECTION 9.06. Amendments and Waivers. This Agreement may be modified or amended only by a writing signed by Buyer, Seller and Sentex, and by the Stockholder (solely with respect to Article 8). No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision.

     SECTION 9.07. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 9.08. Headings. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 9.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to the choice of law provisions thereof.

     SECTION 9.10. No Waiver. No failure to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided are cumulative and not exclusive of any rights provided by law.

     SECTION 9.11. Integration. This writing, together with Exhibits and Schedules hereto, embodies the entire agreement and understanding between the parties with respect to this transaction and supersedes all prior discussions, understandings and agreements concerning the matters covered hereby.

     SECTION 9.12. Limitation on Scope of Agreement. If any provision of this Agreement is unenforceable or illegal, said provisions shall be enforced to the fullest extent permitted by law and the remainder of the Agreement shall remain in full force and effect.

     SECTION 9.13. Further Assurances. Following the Closing, Seller and the Stockholder will execute and deliver to Buyer such documents and take such other actions as Buyer may reasonably request in order to consummate the transactions contemplated hereby, and Buyer will execute and deliver to Seller such documents and take such other actions as Seller may reasonably request in order to consummate the transactions contemplated hereby.

     SECTION 9.14. Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their permitted successors and assigns, any right, remedy or claim under or in respect of this Agreement or any provision thereof.

     SECTION 9.15. Bulk Sales Indemnity. The Buyer hereby waives compliance with the provisions of any applicable bulk transfer laws, and the Seller and Sentex covenant that all debts, obligations and liabilities relating to the Business that are not assumed by the Buyer under this Agreement will be promptly paid and discharged by the Seller or Sentex as and when they become due and payable. The Seller and Sentex, jointly and severally, further agree to indemnify and hold the Buyer harmless from all claims made by creditors with respect to noncompliance with any bulk transfer law, except to the extent that such claims result from liabilities assumed by the Buyer hereunder.

     EXECUTED as a sealed instrument as of the day and year first above written.

                                          METRISA, INC.

                                          By /s/ John E. Wolfe
                                            ------------------------------------
                                             Name: John E. Wolfe
                                             Title: President

                                          SENTEX SENSING TECHNOLOGY, INC.

                                          By /s/ Robert S. Kendall
                                            ------------------------------------
                                             Robert S. Kendall, Chief Executive
                                             Officer and President

                                          MONITEK TECHNOLOGIES, INC.

                                          By /s/ Robert S. Kendall
                                            ------------------------------------
                                             Robert S. Kendall, Chief Executive
                                             Officer and President

                                          MONITEK GMBH

                                          By /s/ Robert S. Kendall
                                            ------------------------------------
                                             Robert S. Kendall, Chief Executive
                                             Officer and President

                                          Solely with respect to Article 8
                                          hereof:

                                          CPS CAPITAL, LTD.

                                          By /s/ Robert S. Kendall
                                            ------------------------------------
                                             Name: Robert S. Kendall
                                             Title: President

                                          The undersigned agrees to vote its
                                          shares of the capital stock of Sentex
                                          in favor of the transaction
                                          contemplated by the foregoing
                                          Agreement

                                          CPS CAPITAL, LTD.

                                          By /s/ Robert S. Kendall
                                            ------------------------------------
                                             Robert S. Kendall

PROXY
                        SENTEX SENSING TECHNOLOGY, INC.

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
           THE BOARD OF DIRECTORS OF SENTEX SENSING TECHNOLOGY, INC.

   The undersigned hereby appoints ROBERT S. KENDALL and JULIUS L. HESS and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of shareholders of Sentex Sensing Technology, Inc. ("Sentex") to be held at Sentex's offices located at 1801 East 9th Street, Cleveland, Ohio 44114 on Tuesday, June 27, 2000 at 10:00 a.m., Eastern Standard Time, or any adjournment thereof, and to vote the number of shares of Sentex which the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

   1. On a proposal to approve the Asset Purchase Agreement, dated as of March 14, 2000, by and among Metrisa, Inc., a Delaware corporation ("Metrisa"), Metrisa GmbH, a German company and a wholly owned subsidiary of Metrisa ("Metrisa GmbH"), Sentex, Monitek Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of Sentex ("Monitek"), Monitek GmbH, a German company and a wholly owned subsidiary of Monitek ("Monitek GmbH"), and, solely with respect to certain provisions, CPS Capital Ltd., an Ohio limited liability company, pursuant to which Monitek and Monitek GmbH will sell substantially all of their assets to Metrisa and Metrisa GmbH (the "Sale of Assets Proposal").

   The proxies are instructed to vote on the Sale of Assets Proposal as follows:

[ ] FOR        [ ] AGAINST        [ ] ABSTAIN

   2. FOR or WITHHOLD AUTHORITY to vote for the election of each of the following five nominees for director:

 (i) James G. Few, (ii) Julius L. Hess, (iii) Robert S. Kendall, (iv) Ronald M.
                       Lipson, and (v) James S. O'Leary.

[ ] FOR        [ ] WITHHOLD AUTHORITY

 (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominees name in the space provided below.)

--------------------------------------------------------------------------------

   3. such other business as may properly come before the meeting.

    THE PROXIES WILL VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR APPROVAL OF THE SALE OF ASSETS PROPOSAL AND TO ELECT THE NOMINEES DESCRIBED IN ITEM 2 ABOVE.

                                                RECEIPT OF THE NOTICE OF
                                                SPECIAL MEETING OF SHAREHOLDERS
                                                AND PROXY STATEMENT DATED
                                                          , 2000 IS HEREBY
                                                ACKNOWLEDGED.

                                                (Please sign exactly as your
                                                name or names appear hereon,
                                                indicating, where proper,
                                                official position or
                                                representative capacity. If
                                                shares are held jointly, all
                                                holders must sign.)

                                                DATED:                  , 2000
                                                       ----------------


                                                -------------------------------
                                                SIGNATURE

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